                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MOD-U-KRAF HOMES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      [MOD-U-KRAF HOMES, INC. LETTERHEAD]



                                  May 26, 2000

To the Shareholders of Mod-U-Kraf Homes, Inc.:

     On behalf of the Board of Directors of Mod-U-Kraf Homes, Inc., it is my pleasure to invite you to attend a Special Meeting of Shareholders of Mod-U-Kraf to be held on Wednesday, June 21, 2000 at 10:00 a.m., local time, at Ippy's Restaurant in the Erath Room located at 1760 North Main Street, Rocky Mount, Virginia.

     At the special meeting, you will be asked to consider and vote upon a merger agreement and plan of merger under which Coachmen Industries, Inc. would acquire Mod-U-Kraf by merger and you would be entitled to receive $11.75 in cash for each share of Mod-U-Kraf stock that you hold, unless you properly exercise
your dissenters' rights under Virginia law.   As a result of the merger, Mod-U-
Kraf would become a wholly owned subsidiary of Coachmen, and the shareholders of Mod-U-Kraf will no longer have an equity interest in Mod-U-Kraf.

     Your Board of Directors has reviewed and considered the terms and conditions of the merger agreement, has determined that the merger is in the best interests of Mod-U-Kraf and its shareholders and has unanimously approved the merger agreement and the plan of merger. Our financial advisor, Davenport & Company LLC, rendered to our Board of Directors a written opinion dated April 25, 2000 to the effect that, as of such date and based upon and subject to the matters stated in the opinion, the $11.75 per share price to be received in the merger by the Mod-U-Kraf shareholders was fair, from a financial point of view, to such shareholders.

     Your board of directors unanimously recommends that you vote FOR approval of the merger agreement and the plan of merger.

     Under Virginia law, approval and adoption of the merger agreement and the plan of merger requires the affirmative vote of holders of more than 66-2/3% of the outstanding shares of common stock entitled to vote at the special meeting. Each share of common stock is entitled to one vote on all matters to come before the special meeting.

     The enclosed notice of meeting and proxy statement provide you with a summary of the merger and additional information about the parties involved and their interests in the merger. I encourage you to read and consider carefully the information contained in the proxy statement.

     Your vote is important. Whether or not you plan to attend the meeting, you are urged to read the enclosed material carefully and complete, sign and promptly return the enclosed proxy to assure that your shares will be voted at the special meeting. If you attend the special meeting, you may revoke your proxy and vote in person if you choose, even if you have returned your proxy.

     If you have any questions, please call me at (540) 483-0291.

                         Sincerely,



                         Dale H. Powell
                         President and Chairman of the Board

         Manufacturers of Residential and Commercial Building Systems

                            MOD-U-KRAF HOMES, INC.

                           201 Old Franklin Turnpike
                                  P.O. Box 573
                          Rocky Mount, Virginia  24151

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 2000

To Our Shareholders:

     Notice is hereby given that a special meeting of shareholders of Mod-U-Kraf Homes, Inc., a Virginia corporation, will be held on Wednesday, June 21, 2000 at 10:00 a.m. at Ippy's Restaurant in the Erath Room located at 1760 North Main Street, Rocky Mount, Virginia, for the following purposes:

1. To consider and vote on a proposal to approve an Agreement and Plan of Merger pursuant to which Coachmen Acquisition Corporation, a newly-formed Virginia corporation that is a wholly owned subsidiary of Coachmen Industries, Inc., an Indiana corporation, will be merged with and into Mod-U-Kraf and each outstanding share of Mod-U-Kraf's common stock (other than shares held by shareholders who have properly perfected their dissenters' rights under Virginia law) will be converted into the right to receive $11.75 in cash, without interest.

2. To consider and act upon such other matters as may properly come before the special meeting.

     The Board of Directors has determined that only holders of Mod-U-Kraf's common stock of record at the close of business on May 23, 2000, are entitled to notice of, and to vote at, the special meeting and any adjournments thereof.

     Your vote is important. If you are unable to attend the meeting, please date, sign and return the accompanying proxy promptly in the enclosed envelope which requires no postage if mailed in the United States. Please do not send in any share certificates at this time. Upon approval of the merger, you will be sent instructions regarding the procedures to exchange your share certificates for the cash to be paid.

     Any shareholder will have the right to dissent from the consummation of the transaction contemplated by the Agreement and Plan of Merger and to receive payment of the "fair value" of his or her shares upon compliance with the procedures set forth in Article 15 of the Virginia Stock Corporation Act. See "The Merger - Rights of Dissenting Shareholders" in the accompanying proxy statement.

                         By Order of the Board of Directors


                         Edwin J. Campbell
                         Corporate Secretary

                                PROXY STATEMENT

                             MOD-U-KRAF HOMES, INC.
                           201 Old Franklin Turnpike
                                  P.O. Box 573
                          Rocky Mount, Virginia  24151

                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 2000

     This proxy statement is being furnished to the shareholders of Mod-U-Kraf Homes, Inc., a Virginia corporation, in connection with the solicitation by its Board of Directors of proxies to be used at a special meeting of shareholders to be held on Wednesday, June 21, 2000 at 10:00 a.m. at Ippy's Restaurant in the Erath Room located at 1760 North Main Street, Rocky Mount, Virginia, and at any adjournment or adjournments thereof.

     At the special meeting, the shareholders of Mod-U-Kraf will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of May 1, 2000, among Mod-U-Kraf, Coachmen Industries, Inc., an Indiana corporation, and Coachmen Acquisition Corporation, a newly-formed Virginia corporation and wholly owned subsidiary of Coachmen, which is attached to this proxy statement as Appendix A.
                   ----------

     Pursuant to the Agreement and Plan of Merger, (i) Coachmen Acquisition Corporation will be merged with and into Mod-U-Kraf and (ii) each outstanding share of common stock, $1.00 par value, of Mod-U-Kraf, other than shares held by shareholders who are entitled to and who have perfected their dissenters' rights, will be canceled and converted automatically into the right to receive $11.75 in cash, payable to the shareholder thereof, without interest. As a result of the merger, Coachmen will acquire all of the outstanding shares of common stock and Mod-U-Kraf's shareholders will no longer have an equity interest in Mod-U-Kraf.

     Only Mod-U-Kraf shareholders at the close of business on May 23, 2000 are entitled to notice of and to vote at the special meeting or any adjournment(s) thereof. Under Virginia law, approval and adoption of the merger agreement requires the affirmative vote of holders of more than 66-2/3% of the outstanding shares of common stock entitled to vote at the special meeting. Each share of common stock is entitled to one vote on all matters to come before the special meeting. The common stock is the only outstanding class of our capital stock.

     This transaction has not been approved or disapproved by the Securities and Exchange Commission, nor has the Commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

     The date of this proxy statement is May 26, 2000, and this proxy statement, the notice of special meeting and the enclosed proxy card are first being mailed to shareholders of Mod-U-Kraf on or about May 26, 2000.

                               TABLE OF CONTENTS

SUMMARY TERM SHEET.........................................................  i
SUMMARY....................................................................  1
 The Special Meeting.......................................................  1
 Time, Date and Place......................................................  1
 Purpose...................................................................  1
 Vote Required; Record Date................................................  1
 The Merger................................................................  1
 Parties to the Merger.....................................................  1
  Mod-U-Kraf...............................................................  1
  Coachmen Industries, Inc.................................................  1
  Coachmen Acquisition Corporation.........................................  2
  Recommendation of Board of Directors.....................................  2
  Opinion of Financial Advisor.............................................  2
  Interests of Certain Persons in the Merger...............................  2
  Federal Income Tax Consequences to Shareholders..........................  3
  Dissenters' Rights.......................................................  3
 The Merger Agreement......................................................  3
  Consideration............................................................  3
  Conditions to the Merger; Effective Date.................................  3
  No Solicitation..........................................................  3
  Termination..............................................................  4
  Break-Up Fee.............................................................  4
THE SPECIAL MEETING........................................................  5
 Date, Time, Place And Matters To Be Considered............................  5
 Vote Required.............................................................  5
 Record Date For Voting....................................................  5
 Quorum....................................................................  5
 Voting And Revocation Of Proxies..........................................  5
 Solicitation Of Proxies...................................................  6
 Other Matters.............................................................  6
THE MERGER.................................................................  7
 Parties to the Merger.....................................................  7
  Mod-U-Kraf...............................................................  7
  Coachmen Industries, Inc.................................................  7
  Coachmen Acquisition Corporation.........................................  7
 Background of the Merger..................................................  7
 Recommendation of the Board of Directors; Reasons for the Merger..........  9
 Opinion of Financial Advisor.............................................. 11
 Certain Effects of The Merger............................................. 15
 Interests of Certain Persons in the Merger................................ 15
  Voting Agreements........................................................ 15
  Employment Agreements.................................................... 16
  Indemnification.......................................................... 16

                                      (i)

 Certain Federal Income Tax Consequences................................... 17
 Rights of Dissenting Shareholders......................................... 18
THE MERGER AGREEMENT....................................................... 20
 General................................................................... 20
 Effective Time of the Merger and Payment for Shares....................... 20
 Conversion of Securities.................................................. 21
 Conditions and Obligations to the Merger.................................. 21
 Representations and Warranties............................................ 22
 Covenants................................................................. 23
 Other Agreements.......................................................... 24
 No Solicitation........................................................... 25
 Termination, Amendment and Waiver......................................... 25
  Termination.............................................................. 25
  Break-Up Fee............................................................. 26
  Amendment................................................................ 27
  Waiver................................................................... 27
 Regulatory Approvals...................................................... 27
 Expenses of the Merger.................................................... 27
MARKET PRICES OF COMMON STOCK AND DIVIDENDS................................ 28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............. 29
SHAREHOLDER PROPOSALS...................................................... 30
WHERE YOU CAN FIND MORE INFORMATION........................................ 30


Appendices

APPENDIX A    -   Agreement and Plan of Merger

APPENDIX B    -   Plan of Merger

APPENDIX C    -   Opinion of Davenport & Company LLC

APPENDIX D    -   Article 15 of the Virginia Stock Corporation Act


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate" and other similar expressions generally identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on Mod-U-Kraf's current expectations and are subject to a number of risks and uncertainties. Mod-U-Kraf undertakes no obligation to revise the forward-looking statements publicly to reflect any future events or circumstances.

                               SUMMARY TERM SHEET

     This term sheet is designed to provide you with a summary description of the material aspects of the proposed merger described in this proxy statement. You should also review the proxy statement and its appendices for a more complete understanding of the proposed merger and its anticipated effect on you and on Mod-U-Kraf.


Q:  Who is offering to acquire Mod-U-Kraf?

A:  Coachmen Industries, Inc., an Indiana corporation.

Q:  What effect will the merger have on Mod-U-Kraf?

A: Mod-U-Kraf will be merged with a subsidiary of Coachmen and Mod-U-Kraf will be the surviving company in the merger. After the merger has been completed, all of the common stock of Mod-U-Kraf will be owned by Coachmen, and it will no longer be publicly traded.

Q:  How much will I receive for my shares and what is the form of payment?

A: If the merger is completed, you will receive $11.75 in cash for each share of our common stock that you own at the time of the merger.

Q:  Will members of our management receive anything different in the merger?

A: Yes. Dale H. Powell, Edwin J. Campbell and Jeff Powell, who are members of our management team, have signed employment and non-competition agreements that will become effective at the effective time of the merger. These agreements provide for compensation and other benefits to be paid to these persons in connection with their continued employment. These agreements are described in further detail in "The Merger - Interests of Certain Persons in the Merger."

Q:  How does the board recommend that I vote?

A: The Board has unanimously determined that the merger agreement and the merger are advisable and fair to you and in your best interest and recommends that you vote "FOR" approval of the merger proposal. In making this determination, the Board considered the opinion of their financial advisor, Davenport & Company LLC, to the effect that the $11.75 per share to be received by you in the merger is fair to you from a financial point of view.

Q:  What vote of stockholders is required to approve the merger proposal?

A: The merger proposal must be approved by the affirmative vote of the holders of more than 66-2/3% of our outstanding shares of common stock.

Q:  What do I need to do now?

A: You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person.

                                      (i)

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker as to how to vote your shares.

Q:  What happens if I do not send in my proxy or if I abstain from voting?

A: If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger proposal.

Q:  May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote by sending in a later-dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:  Should I send my stock certificates now?

A: No. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the cash payment.

Q:  What are the tax consequences of the merger?

A: The merger will be a taxable transaction to you for federal income tax purposes. A brief summary of the possible tax consequences to you appears on page 17 of this proxy statement. You should consult your tax advisor as to the tax effects of the merger in your particular circumstances.

Q:  What rights do I have to dissent from the merger?

A: If you wish, you may dissent from the merger and seek a judicial determination of the fair value of your shares, but only if you comply with all requirements of Virginia law which are set forth in Appendix D and summarized on
                                                    ----------
pages 18 - 20 of this proxy statement. The appraised fair value of your shares may be more or less than the price per share to be paid in the merger.

Q:  Who can help answer my questions?

A: If you have additional questions about the merger or would like additional copies of this proxy statement, you should call Dale H. Powell, President and Chairman of the Board, at (540) 483-0291.

                                      (ii)

                                    SUMMARY


     The following is a summary of certain information contained elsewhere in this proxy statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this proxy statement. You should read this proxy statement and its appendices in their entirety before voting.

                              The Special Meeting

Time, Date and Place

     The special meeting of shareholders of Mod-U-Kraf Homes, Inc., a Virginia corporation, will be held on Wednesday, June 21, 2000 at 10:00 a.m., local time, at Ippy's Restaurant in the Erath Room located at 1760 North Main Street, Rocky Mount, Virginia.

Purpose

     At the special meeting, the Mod-U-Kraf shareholders will be asked to consider and vote upon a proposal recommended by the Board of Directors to approve and adopt an Agreement and Plan of Merger dated May 1, 2000 by and among Mod-U-Kraf, Coachmen Industries, Inc., an Indiana corporation, and Coachmen Acquisition Corporation, a newly-formed Virginia corporation and wholly owned subsidiary of Coachmen.

Vote Required; Record Date

     The affirmative vote of the holders of more than 66-2/3% of the shares of Mod-U-Kraf common stock outstanding and entitled to vote at the special meeting is required for approval of the merger agreement and the related plan of merger. Certain of our principal shareholders have agreed, among other things, to vote their shares of common stock entitled to vote at the special meeting (approximately 46.96% of the outstanding shares of common stock) in favor of the proposal to approve and adopt the merger agreement. Coachmen also currently owns 6.04% of the outstanding shares of Mod-U-Kraf common stock and intends to vote these shares in favor of the merger proposal. See "The Special Meeting -- Vote Required." The close of business on May 23, 2000 is the record date for determining holders of shares of Mod-U-Kraf common stock entitled to vote at the special meeting.

                                   The Merger

Parties to the Merger

Mod-U-Kraf

     Mod-U-Kraf was incorporated as a Virginia corporation on August 19, 1971. It is engaged in the business of manufacturing and selling custom-built sectionalized single family housing units of its own design. Mod-U-Kraf also customizes a commercial line of products consisting of multi-family and diversified specialty structures.

Coachmen Industries, Inc.

     Coachmen Industries, Inc. was incorporated under the laws of the State of Indiana on December 31, 1964, as the successor to a proprietorship established earlier that year.

     Coachmen is one of the largest full-line producers of recreational vehicles and is the largest builder of modular homes in the United States. Coachmen's RVs are marketed under various brand names including Coachmen, Shasta, and Viking through approximately 1,300 independent dealers located in 49 states and internationally and through six company-owned dealerships. Modular homes are manufactured by the company's All American Homes operation which sells homes through approximately 300 builders.

Coachmen Acquisition Corporation

     Coachmen Acquisition Corporation is a newly-formed Virginia corporation organized at the direction of Coachmen for the sole purpose of effecting the merger and has not conducted any prior business.

Recommendation of Board of Directors

     The Mod-U-Kraf Board of Directors unanimously recommends that shareholders vote in favor of the proposal concerning the merger agreement and the related plan of merger. The Board of Directors determined that the merger was in the best interests of and fair to all shareholders and then approved and adopted the merger agreement and the related plan of merger. The Board's conclusions are based upon a number of factors which are described in detail in "The Merger -- Recommendation of the Board of Directors; Reasons for the Merger."

Opinion of Financial Advisor

     Davenport & Company LLC was retained by Mod-U-Kraf on behalf of the Board of Directors to render an opinion as to the fairness of the merger consideration to the Mod-U-Kraf shareholders. Davenport has delivered a written opinion to the Board of Directors to the effect that, in its opinion, the merger consideration is fair, from a financial point of view, to the Mod-U-Kraf shareholders. See "The Merger -- Opinion of Financial Advisor."

Interests of Certain Persons in the Merger

     In considering the recommendation of the Board of Directors with respect to the merger, shareholders should be aware that certain members of management, some of whom are members of the Board, have certain interests which present them with conflicts of interest in connection with the merger. The Board of Directors was aware of these conflicts and considered them in connection with its consideration and approval of the merger. These interests are:

 .    Dale H. Powell, Edwin J. Campbell and Jeff Powell have entered into employment and non-compete agreements that will become effective with the merger;

 .    Bobbie L. Oliver, Mary L. Fitts, Robert K. Fitts, Dale H. Powell, W. Curtis
     Carter, and Edwin J. Campbell (the principal shareholders of Mod-U-Kraf) entered into voting agreements whereby they each agreed to vote their shares of Mod-U-Kraf common stock in favor of the merger; and

 .    Coachmen will provide continuing indemnification for the current directors and officers of Mod-U-Kraf.

See "The Merger -- Interests of Certain Persons in the Merger."

Federal Income Tax Consequences to Shareholders

     The receipt of the merger consideration in the merger by the Mod-U-Kraf shareholders will be taxable transactions for federal income tax purposes. A Mod-U-Kraf shareholder will recognize taxable gain or loss for federal income tax purposes equal to the difference between the shareholder's adjusted basis in his or her shares and the amount of the merger consideration received for these shares. Each Mod-U-Kraf shareholder should consult his or her own tax advisor as to the specific tax consequences of the merger to such holder. See "The Merger -- Certain Federal Income Tax Consequences."

Dissenters' Rights

     Mod-U-Kraf shareholders who do not vote to approve and adopt the merger agreement may dissent from the merger and elect to have the fair value of their shares, based on all relevant factors and excluding any element of value arising from the accomplishment or expectation of the merger, judicially determined and paid to them in cash. Such shareholders must deliver a written notice of intent to demand payment for their shares prior to the taking of the vote on the merger agreement and comply with the other requirements of Article 15 of the Virginia Stock Corporation Act, the full text of which is attached to this proxy statement as Appendix D. Any deviation from such requirements may result in a
             ----------
forfeiture of dissenters' rights. See "The Merger -- Rights of Dissenting Shareholders."

                              The Merger Agreement

Consideration

     If the proposed merger is consummated, each share of common stock outstanding at that time will be converted into the right to receive $11.75 in cash, without interest. See "The Merger Agreement -- General" and "--Effective Time of the Merger and Payment for Shares."

Conditions to the Merger; Effective Date

     The respective obligations of Mod-U-Kraf, Coachmen and Coachmen Acquisition Corporation to consummate the merger are conditioned upon, among other things, the approval and adoption of the merger agreement by the holders of more than 66-2/3% of the outstanding shares of common stock entitled to vote at the special meeting. See "The Merger Agreement -- Conditions and Obligations to the Merger."

     The merger will become effective upon the time of filing of articles of merger with the Virginia State Corporation Commission. The date on which the merger becomes effective is referred to as the "Effective Date." Delivery of the articles of merger to the State Corporation Commission for filing will be made only upon satisfaction or waiver, where permissible, of the conditions contained in the merger agreement. See "The Merger Agreement --Conditions and Obligations to the Merger."

No Solicitation

     The merger agreement provides that Mod-U-Kraf will not solicit any other acquisition proposal. However, if prior to the special meeting we receive a more favorable proposal that we did not solicit and we obtain a confidentiality agreement with the party who provides the more favorable proposal, we may furnish any non-public information in connection with, negotiate with respect to, or enter into an agreement with respect to, the party submitting the more favorable proposal.

     The merger agreement also provides that our Board of Directors will recommend approval of the merger agreement to Mod-U-Kraf shareholders unless our Board of Directors, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that such a recommendation would breach its fiduciary duties.

Termination

     Either Mod-U-Kraf or Coachmen may terminate the merger agreement and prevent completion of the merger under certain circumstances, including if:

   .    both parties consent in writing;

   .    the merger is not completed on or before June 30, 2000; or

   . the other party materially breaches any of the representations or warranties or any covenant or agreement it has under the merger agreement and the breach is not cured within 10 days of notice to the breaching party.

     Coachmen may terminate the merger agreement and prevent completion of the merger if a governmental entity takes any actions to prevent completion of the merger.

     Mod-U-Kraf may terminate the merger agreement if we receive a higher offer from another party and are authorized by our Board of Directors to enter into an agreement with that party, unless Coachmen responds to such an offer with an equally favorable offer.


Break-Up Fee

     Mod-U-Kraf has agreed to pay Coachmen a break-up fee of $500,000 if either of the following occurs:

   . Mod-U-Kraf breaches its covenants in the merger agreement relating to solicitations of an acquisition proposal; or

   . Mod-U-Kraf terminates the merger agreement in the absence of a material breach by Coachmen or government intervention to permit the merger.

and, in each case,

   . within six months of the breach or termination, Mod-U-Kraf signs a letter of intent or definitive agreement relating to its acquisition by a third party, and such acquisition is actually completed.

                              THE SPECIAL MEETING

Date, Time, Place And Matters To Be Considered

     The special meeting will be held on Wednesday, June 21, 2000, at 10:00 a.m., local time, at Ippy's Restaurant in the Erath Room located at 1760 North Main Street, Rocky Mount, Virginia. At the special meeting, you will be asked to consider and vote upon the merger proposal.

Vote Required

     Approval of the merger proposal requires the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of our common stock.
Each of Bobbie L. Oliver, Mary L. Fitts, Robert K. Fitts, Dale H. Powell, W. Curtis Carter, and Edwin J. Campbell have entered into voting agreements with Coachmen pursuant to which they have committed to vote all shares of our common stock beneficially owned by them in favor of the merger proposal. Collectively, these individuals beneficially own an aggregate of 387,725 shares of our common stock, or 46.96% of the shares outstanding as of the record date. Coachmen has also acquired 49,889 shares of our common stock, or 6.04% of the shares outstanding as of the record date, which it intends to vote in favor of the merger proposal.

Record Date For Voting

     The close of business on May 23, 2000 is the record date for determining holders of shares of Mod-U-Kraf common stock entitled to vote at the special meeting. Each share of common stock will be entitled to one vote. On the record date, there were 825,649 shares entitled to vote at the special meeting.

Quorum

     The holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions will be counted as shares present and entitled to vote for purposes of determining a quorum; however, broker non-votes will not be counted as shares present and entitled to vote for purposes of determining a quorum.

Voting And Revocation Of Proxies

     A form of proxy card for your use at the special meeting accompanies this proxy statement. All properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted "FOR" approval of the merger proposal in accordance with the recommendation of our Board of

Directors. In that event, you will not have the right to dissent from the merger and exercise your dissenters' rights under Virginia law.

     If you are a record holder of our common stock and you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the special meeting and giving oral notice of your intention to vote in person. In addition, you may revoke any proxy you give at any time before the special meeting by delivering to our Secretary a written statement revoking it or by delivering a duly executed proxy bearing a later date. Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy. If you have instructed a broker to vote your shares, you must follow the directions provided by your broker to change those instructions. If you vote in favor of the merger proposal, you will not have the right to dissent and seek appraisal of the fair value of your shares. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger proposal.

Solicitation Of Proxies

     We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

Other Matters

     We do not know of any matters other than those described in this proxy statement which may come before the special meeting. If any other matters are properly presented to the special meeting for action, we intend that the persons named in the enclosed form of proxy card will vote in accordance with their best judgment. These matters may include an adjournment or postponement of the special meeting from time to time if our Board of Directors so determines, except that proxies that are voted against the merger proposal may not be voted by the persons named in the enclosed form of proxy card for an adjournment or postponement of the special meeting. If any adjournment or postponement is made, we may solicit additional proxies during the adjournment period.

     Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the meeting in person.

     You should not send any certificates representing common stock with your proxy card. If we complete the merger, you will be sent further information regarding the procedure for the exchange of certificates representing Mod-U-Kraf common stock.

                                   THE MERGER

Parties to the Merger

Mod-U-Kraf

     Mod-U-Kraf was incorporated as a Virginia corporation on August 19, 1971. It is engaged in the business of manufacturing and selling custom-built sectionalized single family housing units of its own design. Mod-U-Kraf also customizes a commercial line of products consisting of multi-family and diversified specialty structures.

     The principal executive offices of Mod-U-Kraf are located at 201 Old Franklin Turnpike, P. O. Box 573, Rocky Mount, Virginia 24151, and its telephone number is (540) 483-0291.

Coachmen Industries, Inc.

     Coachmen Industries, Inc. was incorporated under the laws of the State of Indiana on December 31, 1964, as the successor to a proprietorship established earlier that year. All references to Coachmen include its wholly owned subsidiaries and divisions.

     Coachmen is one of the largest full-line producers of recreational vehicles and is the largest builder of modular homes in the United States. Coachmen's RVs are marketed under various brand names including Coachmen, Shasta, and Viking through approximately 1,300 independent dealers located in 49 states and internationally and through six company-owned dealerships. Modular homes are manufactured by the company's All American Homes operation which sells homes through approximately 300 builders.

     The principal executive offices of Coachmen are located at 2831 Dexter Drive, P.O. Box 3300, Elkhart, Indiana 46515, and its telephone number is (219) 262-0123.

Coachmen Acquisition Corporation

     Coachmen Acquisition Corporation is a newly-formed Virginia corporation organized at the direction of Coachmen for the sole purpose of effecting the merger and has not conducted any prior business.

Background of the Merger

     Over the last several years, Mod-U-Kraf's management and Board of Directors have periodically considered various strategic alternatives, including potential business combinations, as well as various strategies for maximizing its performance as an independent company. The Mod-U-Kraf Board and senior management have previously determined that past proposed business combinations did not provide sufficient value to Mod-U-Kraf's shareholders.

     Over the same period, Coachmen has monitored the growth of single family housing in the southeast United States. One of the companies it monitored was Mod-U-Kraf. Coachmen recognized the growth and expansion of Mod-U-Kraf during this period. Coachmen was impressed by Mod-U-Kraf's new production facilities, its products, sales and profit growth and determined to discuss the possibility of a strategic business combination with members of Mod-U-Kraf senior management.

     On November 11, 1999, two members of the Coachmen senior management team visited with the officers of Mod-U-Kraf to discuss a possible business combination.

     On December 10, 1999, Coachmen and Mod-U-Kraf executed a mutual nondisclosure agreement regarding Coachmen's possible acquisition of Mod-U-Kraf. Mod-U-Kraf furnished Coachmen additional non-public information about Mod-U-Kraf subsequent to the signing of the nondisclosure agreement.

     On January 17, 2000, a team of three Coachmen senior executives met with the officers of Mod-U-Kraf at the Mod-U-Kraf facilities in Rocky Mount, Virginia. During this meeting, the parties reviewed Mod-U-Kraf's current and historical stock prices and discussed how Mod-U-Kraf would fit into the Coachmen organization if a transaction was consummated.

     Between January 17, 2000 and March 9, 2000 the parties conducted due diligence on each other and negotiated potential terms of a merger, including the price per share to be paid to existing Mod-U-Kraf shareholders. Mod-U-Kraf initially suggested a price of $12.11 per share, which Coachmen rejected, and following extensive negotiation of various matters, none of which were individually significant, the parties settled on a price of $11.75 per share.

     On March 9, 2000, Coachmen presented Mod-U-Kraf a non-binding letter agreement calling for Coachmen to purchase all of the outstanding common stock of Mod-U-Kraf for $11.75 per share. After discussing the terms of this letter agreement with its legal counsel and negotiating the terms of the letter agreement with Coachmen, Mod-U-Kraf executed this letter agreement on the evening of March 10, 2000 and announced the proposed transaction on the morning of March 13, 2000. The agreement called for a 30-day exclusive negotiating period, a subsequent 30-day "no shop" period and a break up fee payable to Coachmen in certain circumstances.

     After the announcement and prior to the execution of the merger agreement, Mod-U-Kraf and its advisors received two informal, non-specific inquiries as to Mod-U-Kraf's receptiveness to other bids. Each inquiring party was informed of the exclusive negotiating period, but Mod-U-Kraf did not otherwise discourage their interest. Neither party made any further attempt to contact Mod-U-Kraf.

     During the period from March 13 until the definitive merger agreement was signed on May 1, 2000, Coachmen personnel conducted legal and financial due diligence at the Mod-U-Kraf offices, plants, properties and building sites. During this period, the definitive merger agreement was negotiated between the parties, their investment bankers, their accountants and their attorneys.

     On March 23, 2000, the Mod-U-Kraf Board of Directors retained Davenport & Company LLC to advise it as to the financial aspects of the proposed transaction with Coachmen.

     At a meeting of the Mod-U-Kraf Board of Directors held on April 25, 2000, Mod-U-Kraf's legal counsel updated the directors on the status of the negotiations and informed them that all substantive issues had been resolved. Mod-U-Kraf's legal counsel reviewed in detail the obligations of the directors under Virginia law, as well as the terms of the merger agreement and the other definitive agreements. Davenport presented its financial analysis of the terms of the proposed merger and rendered its opinion to the members of the Mod-U-Kraf Board of Directors to the effect that, as of the date of the meeting and subject to the conditions, limitations, qualifications, assumptions and other matters contained in its opinion, the aggregate consideration to be received by Mod-U-Kraf shareholders in the merger was fair to Mod-U-Kraf shareholders from a financial point of view. The Mod-U-Kraf Board of Directors, by unanimous vote, determined that the merger was in the best interests of Mod-U-Kraf and its shareholders, and approved and adopted the terms of the merger agreement and the other definitive agreements contemplated by that agreement and authorized their execution. The merger agreement approved by the Mod-U-Kraf Board of Directors does not preclude Mod-U-Kraf from considering and approving a better business combination proposal from a third party if one were presented to Mod-U-Kraf following announcement of the proposed business combination with Coachmen.

     On May 1, 2000, Mod-U-Kraf and Coachmen executed and delivered the merger agreement and publicly announced the signing.

Recommendation of the Board of Directors; Reasons for the Merger

     Our Board of Directors has unanimously determined that the merger agreement and the plan of merger are advisable and fair to and in the best interests of Mod-U-Kraf and its shareholders and unanimously voted to recommend to our shareholders that they vote to approve the merger proposal.

     In reaching its decision to approve the merger, our Board of Directors consulted with Mod-U-Kraf senior management about strategic and operational matters. Our Board of Directors also sought the advice of its legal counsel regarding the legal duties of the Mod-U-Kraf Board of Directors, the terms of the merger agreement, the other definitive agreements contemplated by that agreement and other relevant matters. Our Board of Directors also consulted with Davenport & Company LLC with respect to the financial aspects and fairness from a financial point of view of the aggregate consideration to be received by Mod-U-Kraf shareholders from Coachmen under the merger agreement. Some of the more important factors taken into account by the Mod-U-Kraf Board of Directors in approving the merger are described below:

   . the terms and conditions of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations, the limited ability of Coachmen to terminate the merger agreement and the provision for payment of all cash with no financing condition;

   . the financial condition, results of operations, cash flows and prospects of Mod-U-Kraf;

   . the prospects of Mod-U-Kraf if Mod-U-Kraf were to remain independent and the risks inherent in remaining independent, including competitive risks;

   . the extensive arms-length negotiations between Mod-U-Kraf and Coachmen that resulted in the $11.75 per share price;

   .  the history of Mod-U-Kraf's discussions with other parties;

   . the current status of the industries in which Mod-U-Kraf competes and the resources available to Mod-U-Kraf's competitors;

   . the recent trading price of Mod-U-Kraf's common stock and that the $11.75 per share to be paid in the merger represents a premium of approximately 113.64% over the $5.50 closing sale price for the common stock on The OTC Bulletin Board on March 10, 2000;

   . the fact that no other offers for the company were made after the proposed transaction was announced on March 13, 2000 and after the exclusive negotiation period expired on April 9, 2000, and Mod-U-Kraf's determination that the likelihood that an unconditional superior offer could be found was insufficient to justify the risk of delay in proceeding with the favorable transaction with Coachmen;

   . the presentation of Davenport & Company LLC made to the Mod-U-Kraf Board, and the fairness opinion of Davenport & Company LLC delivered to the Mod-U-Kraf Board at the Board meeting to the effect that the cash consideration of $11.75 per share to be received by the Mod-U-Kraf shareholders in the merger was fair, from a financial point of view, to such shareholders;

   . the merger agreement permits the Mod-U-Kraf Board, in order to comply with its fiduciary duties, to furnish information, and enter into discussions and negotiations, in connection with a superior unsolicited acquisition proposal and to withdraw its recommendation of the merger with Coachmen in favor of a superior unsolicited acquisition proposal;

   . the merger agreement permits the Mod-U-Kraf Board, in the exercise of its fiduciary duties, to terminate the merger agreement in favor of a superior offer, provided, that, following such termination, Mod-U-Kraf must pay
             --------
      Coachmen a fee of $500,000 if it completes the transaction with the party providing the superior offer; and

   . the business reputation of Coachmen, its affiliates and their management, and the financial strength of Coachmen and its affiliates, including its ability to finance the cash consideration offered in the merger.

     The foregoing discussion of the information and factors considered by the Mod-U-Kraf Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Mod-U-Kraf Board of Directors. In reaching its determination to approve the merger agreement and the transactions contemplated by that agreement, the Mod-U-Kraf Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. In particular, the Board viewed Davenport's presentation as a whole, but noted that Davenport's analysis of the median multiples of earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization realized in comparable transactions (see "--Opinion of Financial Advisor") were higher than the merger consideration of $11.75 per share.

Opinion of Financial Advisor

     Mod-U-Kraf retained Davenport & Company LLC on behalf of the Board of Directors on March 23, 2000 to render its opinion to the Mod-U-Kraf Board as to the fairness, from a financial point of view, to the shareholders of Mod-U-Kraf of the cash consideration to be paid in connection with any proposed affiliation with Coachmen. In requesting Davenport's advice and opinion, no restrictions or limitations were imposed by Mod-U-Kraf upon Davenport with respect to the investigations made or the procedures followed by Davenport in rendering its opinion. On April 25, 2000, Davenport delivered its opinion to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the cash consideration to be paid to the Mod-U-Kraf shareholders pursuant to the Agreement and Plan of Merger was fair to the shareholders of Mod-U-Kraf from a financial point of view. Davenport subsequently updated its opinion to the date of this proxy statement.

     A copy of the Davenport opinion is attached hereto as Appendix C. Mod-U-
                                                           ----------
Kraf shareholders are urged to read the Davenport opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by Davenport. Davenport has consented to the inclusion and description of its written opinion in this proxy statement.

     The Davenport opinion is directed only to the fairness of the cash consideration, from a financial point of view, to be paid to the Mod-U-Kraf shareholders and does not constitute a recommendation to any Mod-U-Kraf shareholder as to how such shareholder should vote at the special meeting. Davenport was not retained as an advisor or agent to Mod-U-Kraf shareholders or any other person, other than as an advisor to the Mod-U-Kraf Board. As part of its investment banking business, Davenport is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Davenport was selected by Mod-U-Kraf to act as its financial advisor because of Davenport's expertise in the valuation of businesses and their securities and its expertise in connection with mergers and acquisitions.

     In arriving at its opinion, Davenport reviewed the agreement and plan of merger. Davenport also reviewed financial and other information that was publicly available or furnished to it by Mod-U-Kraf, including information provided during discussions with management. In addition, Davenport compared certain financial and securities data of Mod-U-Kraf with various other companies whose securities are traded in public markets, reviewed the proposed financial terms of the merger with the financial terms of certain other transactions which it deemed to be relevant, reviewed the historical stock prices and trading volumes of Mod-U-Kraf shares, reviewed premiums paid in certain other selected business combinations and conducted such other financial studies, analyses and investigations as Davenport deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, Davenport relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by Mod-U-Kraf or their representatives, or that was otherwise reviewed by it. Davenport did not make any independent evaluation of the assets or liabilities of Mod-U-Kraf, nor did Davenport independently verify the information reviewed by it.

     The Davenport opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, Davenport does not have any obligation to update, revise or reaffirm the Davenport opinion. The Davenport opinion is just one of the many factors taken into consideration by the Board of Directors in determining to approve the merger agreement. See "--Recommendation of the Board of Directors; Reasons for the Merger." The Davenport opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Mod-U-Kraf, nor does it address the effect of any other business combination in which Mod-U-Kraf might engage.

     The following is a summary of the presentation made by Davenport to the Mod-U-Kraf Board at its April 25, 2000 board meeting.

     Analysis of Certain Other Publicly Traded Companies. To provide contextual
     ----------------------------------------------------
data and comparative market information, Davenport compared selected historical share price, earnings and operating and financial ratios for Mod-U-Kraf to the corresponding data and ratios of certain other companies whose securities are publicly traded (collectively, the "Comparable Companies"). The Comparable Companies were chosen because they possess general business, operating and financial characteristics representative of companies in the industry in which Mod-U-Kraf and Coachmen operate. The Comparable Companies consisted of: American Homestar Corporation, Butler Manufacturing Company, Cavalier Homes, Inc., Centex Corporation, Champion Enterprises, Inc., Clayton Homes, Inc., Dynamic Homes, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Lindal Cedar Homes, Inc., Miller Building Systems, Inc., Modtech Holdings, Inc., Nobility Homes, Inc., Oakwood Homes Corp., and Palm Harbor Homes, Inc. Such data and ratios included Enterprise Value ("Enterprise Value" is defined as the product of the stock price and total shares outstanding plus Net Debt ("Net Debt" is defined as total debt less cash and cash equivalents)) as a multiple of net sales and EBITDA for the trailing twelve months ("TTM") and as a multiple of average net sales and EBITDA over the last three fiscal years ("TYA"). Such data and ratios also included Market Value of Equity ("Equity Value") as a multiple of TTM net income, TYA net income and stockholders' equity.

     The median multiple of Enterprise Value to TTM revenues ("TTM revenue multiple") for the Comparable Companies was 0.33x. The median TTM revenue multiple was then multiplied by Mod-U-Kraf's TTM net sales, for the period ending December 31, 1999, to arrive at an implied total Enterprise Value which was then adjusted for Net Debt to yield an implied total Equity Value, and then divided by Mod-U-Kraf shares outstanding on a fully diluted basis of 825,649 shares as of April 25, 2000 to arrive at an implied price of $9.44 per fully diluted share. The median multiple of Enterprise Value to three-year average
revenues ("TYA revenue multiple") for the Comparable Companies was 0.36x.   The
methodology indicated in the preceding analysis resulted in an implied price of $8.25 per fully diluted share.

     The median multiple of Enterprise Value to TTM EBITDA ("TTM EBITDA multiple") for the Comparable Companies was 3.8x and the Enterprise Value to three-year average EBITDA ("TYA EBITDA multiple") for the Comparable Companies was 4.4x. Following the same methodology as above resulted in implied prices of $9.81 and $6.83 per fully diluted share, respectively. Median multiples of Equity Value to Net Income for the TTM and the TYA were 8.0x and 7.4x, resulting in per share values of $10.15 and $3.97, respectively. Finally, the median price to book value multiple of the Comparable Companies was 0.85x. Multiplying this multiple by Mod-U-Kraf's December 31, 1999 book value resulted in a price per fully diluted share of $5.89.

     Comparable Transaction Analysis.  Davenport analyzed the transaction
     --------------------------------
details of eleven merger and acquisition transactions that occurred over the last four years within two Standard Industrial Classification ("SIC") codes.
The two SIC codes chosen were 2452 (Prefabricated Wood Buildings) and 1521 (Single Family Housing Construction) because they most closely matched Mod-U-Kraf's line of business. The median multiple of Total Invested Capital ("TIC") to revenue for the eleven transactions was 0.47x. Multiplying this multiple by Mod-U-Kraf's 1999 revenue resulted in a TIC value of $10.5 million from which debt of $2.4 million was subtracted to reach an Equity Value of $8.1 million, or $9.76 per share on a fully diluted basis. Following the same methodology for the comparable transaction EBITDA and EBIT multiples of 6.6x and 8.1x resulted in per share values of $13.29 and $12.18, respectively. The average of the Revenue, EBITDA and EBIT multiples was $11.74 per share on a fully diluted basis.

     Discounted Cash Flow Analysis. Davenport also performed a discounted cash
     ------------------------------
flow analysis. In conducting its analysis, Davenport employed a single stage discounted cash flow model and used the company's three-year average revenue and expense amounts, adjusted for certain non-cash items (e.g., depreciation, amortization and capital expenditures) as a proxy for the company's free cash flow over a representative business cycle. To convert this estimate of free cash flow to a current value, Davenport used discount rates ranging from 14% to 18% and assumed growth rates in free cash flow ranging from 4% to 8%. In doing so, Davenport derived a range of implied values for Mod-U-Kraf. These values were then divided by the fully diluted shares to determine a range of equity values per share for Mod-U-Kraf stand-alone. The range of implied equity values was $5.86 to $14.21 per share, with a midpoint estimate of $8.37 per share (computed using a 6% growth rate and 16% discount rate).

     Premiums Paid Analysis. Davenport determined the percentage premium of the
     -----------------------
offer price over the trading prices one day, one week and four weeks prior to the announcement date of 50 selected recent merger or acquisition transactions involving companies not necessarily comparable to Mod-U-Kraf, but which transactions occurred after January 1, 1999 and ranged in price (using Enterprise Value) from $5 million to $25 million. The median premiums for the selected transactions over the trading prices, one day, one week, and 30 days
prior to the announcement dates were 30.9%, 31.7% and 41.0%, respectively.   For
the proposed transaction, Davenport derived premiums based on cash consideration of $11.75 per share to Mod-U-Kraf's stock price one day, one week, and four weeks prior to the announcement date of 113.6%, 113.6% and 100.0%, respectively. In addition, Davenport applied the first quartile, median and third quartile premiums paid values to the corresponding prices in Mod-U-Kraf stock one day, one week and 30 days prior to the announcement date. These calculations resulted in implied per share prices for Mod-U-Kraf ranging from $5.55 to $9.80.

     The summary set forth above does not purport to be a complete description of the analyses performed by Davenport, but describes, in summary form, the principal elements of the presentation made by Davenport to the Mod-U-Kraf Board on April 25, 2000. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Davenport was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Davenport did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Davenport considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. In performing its analyses, Davenport made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to the terms of an engagement letter dated March 23, 2000, Mod-U-Kraf paid Davenport a fee of $15,000 upon the execution of the engagement letter and is obligated to pay an additional fee of $60,000 upon consummation of the merger. Mod-U-Kraf has also agreed to indemnify Davenport and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Davenport, which Davenport and Mod-U-Kraf believe are customary in transactions of this nature, were negotiated at arm's length between Mod-U-Kraf and Davenport and the Mod-U-Kraf Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Davenport is contingent upon consummation of the merger.

Certain Effects of The Merger

     As a result of the merger, the entire equity interest in Mod-U-Kraf will be beneficially owned by Coachmen; Mod-U-Kraf's shareholders will have no further interest in Mod-U-Kraf except their right to receive the cash consideration for their shares.

     In addition, Mod-U-Kraf common stock will no longer be traded on The OTC Bulletin Board and price quotations with respect to sales of shares in the public market will no longer be available. The registration of our common stock under the Securities Exchange Act of 1934, as amended will be terminated, and this termination will eliminate Mod-U-Kraf's obligation to file periodic financial and other information with the Securities and Exchange Commission and will make most other provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirements of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable.

     The receipt of cash pursuant to the merger will be a taxable transaction. See "-- Certain Federal Income Tax Consequences."

Interests of Certain Persons in the Merger

     In considering the recommendation of the Board with respect to the merger, shareholders should be aware that certain officers and directors of Mod-U-Kraf have interests in connection with the merger that present them with actual or potential conflicts of interest. The Board of Directors was aware of their conflicts and considered them in connection with its consideration and approval of the merger.

Voting Agreements

     Bobbie L. Oliver, Mary L. Fitts, Robert K. Fitts, Dale H. Powell, W. Curtis Carter, and Edwin J. Campbell have each entered into a voting agreement with Coachmen which provides that they will vote all shares of our common stock owned by them in favor of the merger proposal, and each of these persons has also granted Coachmen an irrevocable proxy to vote their shares in favor of the merger. These agreements restrict the ability of these persons to solicit third-party proposals for the acquisition of Mod-U-Kraf, but each of these persons is still permitted to take any action in his or her capacity as a director or officer of Mod-U-Kraf in order to permit our Board of Directors to respond, in accordance with the terms of the merger agreement, to a proposal superior to the proposal made by Coachmen or to otherwise permit our Board of Directors to comply with its fiduciary duties under applicable law as advised by counsel. The voting agreements relate to an aggregate of 387,725 shares (including shares issuable upon the exercise of stock options) or 46.96% of our outstanding common stock and any shares that any management investor may subsequently acquire.

Employment Agreements

     To induce Coachmen to enter into the merger agreement, Mod-U-Kraf has entered into employment agreements with Dale H. Powell, Edwin J. Campbell and Jeff Powell that would become effective only if the merger is completed.

     The employment agreement with Dale H. Powell provides that Mod-U-Kraf would employ Mr. Powell for a period of three years following completion of the merger. Mr. Powell would receive a base salary of $75,000 per year during the term of the agreement and would be eligible to receive annual bonuses, subject to achieving certain objectives based on the performance of Mod-U-Kraf. The agreement provides that Mod-U-Kraf may terminate the employment of Mr. Powell "for cause" or in cases of death or disability. The agreement also contains restrictive covenants that, during his employment and for one year after the termination of his employment (unless such termination occurs more than two years after the merger is completed), would prevent Mr. Powell from competing in certain respects with Mod-U-Kraf and from hiring any Mod-U-Kraf employees.

     The employment agreement with Edwin J. Campbell provides that Mod-U-Kraf would employ Mr. Campbell until December 31, 2000. Mr. Campbell would receive a base salary of $70,000 per year during the term of the agreement and would be eligible to receive a bonus, subject to achieving certain objectives based on the performance of Mod-U-Kraf. The agreement provides that Mod-U-Kraf may terminate the employment of Mr. Campbell "for cause" or in case of disability. The agreement also contains restrictive covenants that, during his employment and for two years after the termination of his employment, would prevent Mr. Campbell from competing in certain respects with Mod-U-Kraf and from hiring any Mod-U-Kraf employees.

     The employment agreement with Jeff Powell provides that Mod-U-Kraf would employ Mr. Powell for a period of two years following completion of the merger. Mr. Powell would receive a base salary of $55,000 per year during the term of the agreement and would be eligible to receive annual bonuses, subject to achieving certain objectives based on the performance of Mod-U-Kraf. Mr. Powell would also receive 250 shares of Coachmen common stock each year for a period of four years if he remains employed by Mod-U-Kraf for two years following completion of the merger. The agreement provides that Mod-U-Kraf may terminate the employment of Mr. Powell "for cause" or in cases of death or disability.
The agreement also contains restrictive covenants that during his employment and for one year after the termination of his employment (unless such termination occurs more than two years after the merger is completed) would prevent Mr. Powell from competing in certain respects with Mod-U-Kraf and from hiring any Mod-U-Kraf employees.

Indemnification

     Mod-U-Kraf and Coachmen have agreed in the merger agreement that Mod-U-Kraf will, for a period of six years following the effective time of the merger, continue to indemnify and hold harmless each of Mod-U-Kraf's present and former directors and officers to the same extent as currently provided in Mod-U-Kraf's articles of incorporation and bylaws. Coachmen has agreed to guarantee the payment of any indemnification amounts owed to the officers and directors. In addition, the surviving company will be required to maintain in effect the indemnification provisions contained in Mod-U-Kraf's existing articles of incorporation and bylaws.

Certain Federal Income Tax Consequences

     The following discussion summarizes the principal federal income tax consequences of the merger to Mod-U-Kraf shareholders. This discussion is based on current law, which is subject to change at any time, possibly with retroactive effect. This discussion is not a complete description of all tax consequences of the merger and, in particular, does not address all the federal income tax consequences applicable to shareholders that are subject to special treatment under federal income tax law, including but not limited to financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts and shareholders who acquired their stock through the exercise of an employee stock option or otherwise as compensation. In addition, this discussion does not address the tax consequences of the merger under applicable state, local or foreign law.

     Each shareholder should consult his or her own tax advisor as to the specific tax consequences of the merger to such shareholder, in light of that shareholder's particular circumstances, including the application and effect of federal, state, local and other tax laws.

     The receipt of the merger consideration by shareholders will be a taxable transaction for federal income tax purposes. Each shareholder will recognize gain or loss equal to the difference between the shareholder's adjusted basis in the common stock surrendered in the merger and the amount of cash received therefor. Such gain or loss generally will be a capital gain or loss provided that the shareholder held the common stock as a capital asset. Capital gain or loss will be treated as long-term capital gain or loss if the shareholder held the common stock for more than one year at the time of the merger. Long-term capital gain recognized by a non-corporate shareholder is generally subject to tax at a maximum rate of 20%. In addition, a shareholder's ability to use capital losses to offset ordinary income is limited.

     A shareholder may be subject to backup withholding at the rate of 31% with respect to the merger consideration received, unless the shareholder provides a correct taxpayer identification number ("TIN") and otherwise complies with applicable requirements of the backup withholding rules, or unless an exemption applies. In order to avoid backup federal income tax withholding, each shareholder must (unless an exemption applies and is proved in a manner satisfactory to Coachmen and First Union) provide First Union with a Form W-9 or Substitute Form W-9 that provides such shareholder's correct TIN and certifies under penalties of perjury that (i) such TIN is correct (or that such shareholder is awaiting a TIN) and (ii) such shareholder is not subject to backup withholding. (Such Form W-9 or Substitute Form W-9 will be included as part of the letter of transmittal to be provided by First Union.) A shareholder who does not provide his or her correct TIN or fails to provide the certifications described above may be subject to penalties imposed by the Internal Revenue Service, as well as backup withholding. Certain shareholders (including, among others, corporations) are not subject to backup withholding.

     The receipt of cash pursuant to a shareholder's exercise of dissenters' rights will be a taxable transaction. Any shareholder considering the exercise of dissenters' rights should consult a tax advisor to determine the tax consequences of exercising such rights.

     Neither Mod-U-Kraf nor Coachmen will recognize gain or loss for tax purposes as a result of the merger.

Rights of Dissenting Shareholders

     Holders of record of Mod-U-Kraf common stock who comply with the procedures described below will be entitled to dissenters' rights under Article 15 of the Virginia Stock Corporation Act. Where appropriate, shareholders are urged to consult with their legal counsel to determine the appropriate procedures for the making of a notice of intent (as described below).

     A vote in favor of the merger by an eligible holder will result in a waiver of such eligible holder's dissenters' rights.

     The following discussion is only a summary and does not purport to be a complete statement of the law pertaining to dissenters' rights under the Virginia Stock Corporation Act. The text of Article 15 of the Virginia Stock Corporation Act is reprinted in its entirety as Appendix D to this proxy
                                                ----------
statement.

     Under the Virginia Stock Corporation Act, eligible holders who follow the procedures set forth in Article 15 of the Virginia Stock Corporation Act will be entitled to receive payment of the "fair value" of such shares. Any eligible holder who wishes to exercise dissenters' rights should review the following discussion and Appendix D carefully because failure to comply in a timely and
               ----------
proper manner with the procedures specified may result in the loss of dissenters' rights under the Virginia Stock Corporation Act.

     An eligible holder wishing to exercise dissenters' rights must deliver to Mod-U-Kraf, prior to or at the shareholders' meeting (but in any event before the vote is taken), a written notice of intent to demand payment for the eligible holder's shares. An eligible holder delivering a notice of intent must not vote his shares in favor of the merger or he will lose his dissenters' rights. All notices of intent should be sent or delivered to Mod-U-Kraf,
Attention: President, 201 Old Franklin Turnpike, P.O. Box 573, Rocky Mount, Virginia 24151.

     Within ten days after the effective date of the merger, if the shareholders approve the merger agreement, Mod-U-Kraf shall deliver a dissenter's notice in writing to all dissenting holders. The dissenter's notice shall:

     . state where the dissenting holder's payment demands shall be sent and where and when stock certificates shall be deposited;

     . set a date by which the surviving corporation must receive the payment demand; and

     . include such other information as required by the Virginia Stock Corporation Act. A dissenting holder to whom a notice is sent must demand payment within the time specified in the dissenter's notice, deposit his stock certificates in accordance with the terms of the dissenter's notice and make certain certifications required by the Virginia Stock Corporation Act. If a dissenting holder fails to take such actions, the dissenting holder loses his dissenters' rights.

     Within 30 days of Mod-U-Kraf's receipt of a demand for payment from a dissenting holder, Mod-U-Kraf must pay the dissenting holder Mod-U-Kraf's estimate of the fair value of the dissenting holder's shares plus interest.
With any payment, Mod-U-Kraf must provide its most recent year-end and interim financial statements, an explanation of how Mod-U-Kraf calculated the fair value of the shares and interest, a statement of the dissenting holder's right to continue to demand fair value for his shares and a copy of Article 15 of the Virginia Stock Corporation Act. Mod-U-Kraf's payment obligation may be enforced by a dissenting holder on an expedited basis in a Virginia circuit court, if necessary.

     A dissenting holder who is not satisfied with the amount paid or offered by Mod-U-Kraf must notify Mod-U-Kraf of the dissenting holder's own estimate of the fair value of his shares and the amount of interest due (less any amount already received by the dissenting holder from Mod-U-Kraf). This notice must be given in writing within 30 days of the date that Mod-U-Kraf made or offered to make payment for the dissenting holder's shares.

     If a dissenting holder's demand for payment remains unsettled, Mod-U-Kraf is obligated to commence a proceeding to determine the fair value of the shares and accrued interest within 60 days of the receipt of the dissenting holder's payment demand. If Mod-U-Kraf fails to commence such proceeding in accordance with the Virginia Stock Corporation Act, Mod-U-Kraf must pay the dissenting holder the amount demanded by the dissenting holder. The appraisal proceeding must be brought in a Virginia circuit court.

     Dissenting holders considering seeking appraisal should be aware that the fair value of their shares of common stock, as determined under Article 15 of the Virginia Stock Corporation Act, could be more than, the same as or less than the merger consideration that would be paid to them pursuant to the merger agreement and the plan of merger. The costs and expenses of the appraisal proceeding will be determined by the court and assessed against Mod-U-Kraf unless the court determines that the dissenting holder did not act in good faith in demanding payment of the fair value of their shares, in which case such costs and expenses may be assessed against the dissenting holder.

     Dissenting holders will only be entitled to receive payment in accordance with Article 15 of the Virginia Stock Corporation Act and will not be entitled to vote their shares of common stock or exercise any other rights of a shareholder. A dissenting holder may withdraw his demand only with the consent of Mod-U-Kraf.

     If any eligible holder who demands appraisal of his shares under Article 15 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the Virginia Stock Corporation Act, the shares of Mod-U-Kraf stock of such holder will be converted into the right to receive the merger consideration in accordance with the merger agreement and the plan of merger.

     Failure to follow the steps required by Article 15 of the Virginia Stock Corporation Act for perfecting dissenters' rights may result in the loss of such rights. The preceding discussion summarizes for general information the dissenters' rights provisions of Article 15 of the Virginia Stock Corporation Act. Shareholders are urged to consult Appendix D which sets forth in full
                                        ----------
Article 15 of the Virginia Stock Corporation Act. This summary is qualified in its entirety by a reference to Article 15 of the Virginia Stock Corporation Act.


                              THE MERGER AGREEMENT

General

     The merger agreement provides that, subject to the approval of the merger by the shareholders of Mod-U-Kraf and satisfaction of certain other conditions, Coachmen Acquisition Corporation will be merged with and into Mod-U-Kraf and Mod-U-Kraf will be the surviving company. The merger will become effective upon the filing of articles of merger with the Virginia State Corporation Commission. At the effective time, Mod-U-Kraf's Articles of Incorporation and Bylaws will be amended to conform to the Articles of Incorporation and Bylaws of Coachmen Acquisition Corporation in effect immediately prior to the effective time. In addition, the directors and officers of Coachmen Acquisition Corporation will become the directors and officers of Mod-U-Kraf upon consummation of the merger. All references and summaries of the merger agreement in this proxy statement are qualified in their entirety by reference to the text of the merger agreement, which is attached hereto as Appendix A.
                            ----------

     Upon consummation of the merger, the Mod-U-Kraf shareholders as of the record date will be entitled to receive $11.75 in cash, without interest, for each share of common stock owned by them. Under Virginia law, dissenters' rights are available for shares of any dissenting shareholder who complies with the provisions of Article 15 of the Virginia Stock Corporation Act. See "The Merger--Rights of Dissenting Shareholders." After the merger, shareholders will possess no other interest in or rights as shareholders of Mod-U-Kraf.

Effective Time of the Merger and Payment for Shares

     The effective time is currently expected to occur as soon as practicable after the special meeting, subject to approval of the merger agreement at the special meeting and satisfaction or waiver of the terms and conditions of the merger agreement. Detailed instructions with regard to the surrender of stock certificates, together with a letter of transmittal, will be forwarded to shareholders by Mod-U-Kraf's transfer agent, First Union National Bank, Charlotte, North Carolina, promptly following the effective time. Shareholders should not submit their stock certificates to First Union until they have received such materials. First Union will send payment of the merger consideration to shareholders as promptly as practicable following receipt by First Union of their stock certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of stock certificates. Shareholders may be subject to backup withholding at a rate of 31%, unless the shareholder provides First Union with a correct taxpayer identification number and makes certain certifications (or is exempt from backup withholding). See "The Merger - Certain Federal Income Tax Consequences." Shareholders should not send any stock certificates to Mod-U-Kraf or First Union at this time.

Conversion of Securities

     At the effective time, subject to the terms, conditions and procedures set forth in the merger agreement, each share of common stock issued and outstanding immediately prior to the effective time (other than the dissenting shares) will, by virtue of the merger, be automatically converted into the right to receive the merger consideration. Each holder of a stock certificate formerly representing any shares (other than the dissenting shares) will after the effective time cease to have any rights with respect to such shares other than the right to receive the merger consideration for such shares upon surrender of the stock certificate. Shares of common stock of Coachmen Acquisition Corporation issued and outstanding immediately prior to the effective time shall become shares of the surviving company and shall thereafter constitute all the issued and outstanding shares of Mod-U-Kraf.

     Payment to be made to a person other than the registered holder of the stock certificate surrendered is conditioned upon the stock certificate so surrendered being properly endorsed and otherwise in proper form for transfer, as determined by First Union. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the stock certificate surrendered or establish to the satisfaction of First Union that such tax has been paid or is not payable. Notwithstanding the foregoing, neither First Union nor any party to the merger agreement will be liable to any holder of stock certificates formerly representing shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

Conditions and Obligations to the Merger

     Each party's obligation to effect the merger is subject to the satisfaction of each of the following conditions at or prior to the effective time:

     . the merger agreement and the transactions contemplated therein shall have been approved and adopted by the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of common stock entitled to vote thereon in accordance with Virginia law; and

     . no party to the merger agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the merger.

     The obligations of Mod-U-Kraf to complete the merger are subject to the satisfaction of certain conditions at or prior to the effective time, unless waived by Mod-U-Kraf, including:

     . the representations and warranties of Coachmen and Coachmen Acquisition Corporation in the merger agreement shall be true and correct in all material respects on and as of the closing of the merger, except as otherwise permitted by the merger agreement;

     . Coachmen and Coachmen Acquisition Corporation shall have performed or complied in all material respects with all obligations required by the merger agreement to be performed or complied with by them at or prior to the effective time;

     . Coachmen shall have delivered to Mod-U-Kraf certain closing certificates; and

     . Mod-U-Kraf shall have received a legal opinion from Wyatt, Tarrant & Combs, legal counsel to Coachmen.

     The obligations of Coachmen to complete the merger are subject to the satisfaction of certain conditions at or prior to the effective time, unless waived by Coachmen, including:

     . the representations and warranties of Mod-U-Kraf in the merger agreement shall be true and correct in all material respects on and as of the closing of the merger, except as otherwise permitted by the merger agreement;

     . Mod-U-Kraf shall have performed or complied in all material respects with all obligations, agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the effective time;

     . Mod-U-Kraf shall have delivered to Coachmen certain closing certificates;

     . Coachmen shall have received a legal opinion from Hunton & Williams, legal counsel to Mod-U-Kraf; and

     . Mod-U-Kraf shall have delivered to Coachmen a current certificate of good standing from the Virginia State Corporation Commission.

Representations and Warranties

     Mod-U-Kraf has made representations and warranties in the merger agreement regarding, among other things, its organization and good standing, corporate authority to enter into the transaction, its capitalization, requisite governmental and other consents and approvals, financial statements, absence of liabilities, contracts, employment and labor matters, litigation, environmental matters, insurance, tax matters, intellectual property matters, title to its assets, the content and submission of forms and reports required to be filed by Mod-U-Kraf with the Securities and Exchange Commission, and its receipt of a fairness opinion from Davenport.

     Coachmen and Coachmen Acquisition Corporation have made representations and warranties in the merger agreement regarding, among other things, their organization and good standing, their capitalization, their authority to enter into the transaction, adequacy of their financial resources to pay the merger consideration and the absence of any pending claims, actions or proceedings that would materially hinder or delay consummation of the merger.

     The representations and warranties of the parties in the merger agreement will expire upon consummation of the merger. After such expiration none of the parties to the merger agreement or their respective officers, directors or principals will have any liability for any such representations or warranties.

Covenants

     Mod-U-Kraf has agreed in the merger agreement that, until the effective time of the merger or the earlier termination of the merger agreement, we will conduct our business only in the ordinary course consistent with past practice, use all reasonable efforts to preserve our business organization, goodwill and third party relationships and generally maintain the services of our officers and employees. In addition, we have agreed that we will not take certain actions without Coachmen's prior written consent, including without limitation:

     . incur or commit to capital expenditures outside of the ordinary course of business consistent with past practices;

     . enter into or amend any contract involving marketing, distribution, development or similar rights with respect to any of our products or technology, or amend or modify any other contracts, except in the ordinary course of business;

     . declare, set aside or pay dividends or make distributions in respect of our capital stock;

     . split, combine, reclassify, redeem or repurchase our capital stock, or issue or authorize the issuance of any securities in respect of our capital stock;

     .  authorize, issue or sell any shares of our capital stock;

     . amend our articles of incorporation, bylaws or other governing documents;

     . acquire or purchase a substantial equity interest or a substantial portion of the assets of any other entity;

     . sell, lease or dispose of any material assets, except in the ordinary course of business consistent with past practices;

     . incur any indebtedness, except for trade credit or advances to employees in the ordinary course of business consistent with past practices, or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

     . make loans to others, except to contractors or customers in the ordinary course of business consistent with past practices, or purchase debt securities of others or amend the terms of any outstanding loan agreement;

     . grant any severance or termination pay to any director or officer, or to any other employee except as consistent with past practices;

     . enter into or amend employment agreements and employee benefit plans or increase the amounts payable to our directors, officers, and employees;

     . revalue any of our assets, including writing down the value of inventory or writing off notes or accounts receivable, except in the ordinary course of business;

     . pay or discharge any claim, liability or obligation, in any amount in excess of $10,000 individually or $30,000 in the aggregate, except in the ordinary course of business;

     . except as required by law, make or rescind any election relating to taxes;

     . enter into a strategic alliance or joint marketing arrangement or agreement;

     . except as consistent with past practices, hire, terminate or enter into settlement agreements with any employees, or encourage employees to resign from Mod-U-Kraf; or

     . take or refrain from taking any action to cause our representations and warranties to be untrue or prevent us from performing our covenants in the merger agreement.

     In addition, we and Coachmen have agreed, that, from the date of the merger agreement until the effective time or earlier termination of the merger agreement, we will use best efforts to take all appropriate actions as are necessary to cause the merger to be consummated.

Other Agreements

     In addition to our agreements regarding the conduct of our business, we have also agreed to take several other actions:

     . we have agreed to furnish access to our facilities and any information concerning us in connection with the merger agreement to Coachmen as it may reasonably request; and

     . we have agreed to give Coachmen prompt notice of any event which is likely to cause our representations and warranties in the merger agreement to be untrue and any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by us under the merger agreement.

No Solicitation

     The merger agreement provides that we will not, and we will not permit any of our officers, directors, employees or any investment banker, financial advisor, attorney, accountant, consultant or other representative to, directly or indirectly, solicit or take certain other actions with respect to an acquisition proposal. However, we may, in response to an unsolicited proposal received prior to the special meeting that our Board of Directors determines in good faith is more favorable to our shareholders from a financial point of view than Coachmen's offer and is reasonably capable of being completed, subject to obtaining an executed confidentiality agreement, furnish any non-public information in connection with, negotiate with respect to, or enter into an agreement with respect to, the more favorable proposal.

     The merger agreement further provides that the Mod-U-Kraf Board of Directors will recommend approval of the merger agreement to the Mod-U-Kraf shareholders unless the Mod-U-Kraf Board of Directors, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the making of this recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of its fiduciary duties.

Termination, Amendment and Waiver

Termination

     Notwithstanding any other provision of the merger agreement, the merger agreement may be terminated, and the merger abandoned, prior to the effective time, either before or after its approval by the shareholders of Mod-U-Kraf:

     .    by mutual, written agreement of Mod-U-Kraf and Coachmen;

     . by Coachmen or by Mod-U-Kraf if the effective time shall not have occurred by June 30, 2000; provided, however, that the right to terminate the merger agreement under this section shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before such date and such action or failure to act constitutes breach of the merger agreement;

     . by Coachmen or by Mod-U-Kraf if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the merger by any governmental entity that would make consummation of the merger illegal;

     . by Coachmen if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the merger by any governmental entity, which would (i) prohibit Coachmen's ownership or operation of any portion of the business of Mod-U-Kraf, or (ii) compel Coachmen or Mod-U-Kraf to dispose of or hold separate all or a material portion of the business or assets of Mod-U-Kraf or Coachmen as a result of the merger;

     . by either Mod-U-Kraf or Coachmen if it is not in material breach of its obligations under the merger agreement and there has been a material breach of any representation, warranty, covenant or agreement of the other party contained in the merger agreement such that the conditions in the merger agreement would not be satisfied and such breach has not been cured within 10 calendar days after written notice thereof to the breaching party; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

     . by Mod-U-Kraf if we receive, prior to the effective time, a proposal from another party that the Mod-U-Kraf Board of Directors determines in good faith is more financially favorable to the Mod-U-Kraf shareholders than the Coachmen offer and is reasonably capable of being completed, and the Mod-U-Kraf Board of Directors authorizes us to enter into a definitive agreement concerning such transaction; provided that Mod-U-Kraf must first provide information about the superior proposal to Coachmen and Mod-U-Kraf may not terminate the merger agreement if Coachmen makes an equally attractive offer within five days of receiving such information.

Break-Up Fee

     If (a) Mod-U-Kraf breaches its covenants relating to solicitation of an acquisition proposal or provides to Coachmen written notice that the merger agreement is terminated in the absence of a material breach of the representations, warranties and covenants of Coachmen and Coachmen Acquisition Corporation or governmental intervention to prohibit the merger, and (b) within six months of such event, Mod-U-Kraf signs a letter of intent or other agreement relating to the acquisition of a material portion of Mod-U-Kraf capital stock or of Mod-U-Kraf, its assets, or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory or immaterial portions of Mod-U-Kraf's assets in the ordinary course) and such transaction is ultimately completed, then Mod-U-Kraf will pay to Coachmen a break-up fee of $500,000 by wire transfer of immediately available funds.

Amendment

     The merger agreement may be amended by Mod-U-Kraf and Coachmen at any time by execution of an instrument in writing signed (i) on behalf of Coachmen, and
(ii) on behalf of Mod-U-Kraf.

Waiver

     At any time prior to the effective time, Coachmen and Mod-U-Kraf may, to the extent legally allowed:

     . extend the time for the performance of any of the obligations of the other party pursuant to the merger agreement;

     . waive any inaccuracies in the representations and warranties made to such party in the merger agreement or in any document delivered pursuant to the merger agreement; and

     . waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement. Any agreement to any such extension or waiver shall be valid only if in writing and signed on behalf of a party.

Regulatory Approvals

     No federal or state regulatory approvals are required to be obtained that have not already been obtained, nor any regulatory requirements complied with, in connection with the consummation of the merger by any party to the merger agreement, except for (i) the requirements of Virginia law in connection with shareholder approval and consummation of the merger and (ii) the requirements under the federal securities laws.

Expenses of the Merger

     Each of the parties will be responsible for and bear all of their own costs and expenses incurred at any time in connection with pursuing or consummating the merger. However, if Coachmen terminates the merger agreement, it shall promptly reimburse Mod-U-Kraf for all of its reasonable out-of-pocket expenses incurred in connection with the merger, up to a maximum of $25,000, unless it terminates as a result of:

     .     a breach by Mod-U-Kraf of the merger agreement;

     . Coachmen's discovery that the business or financial condition of Mod-U-Kraf is materially and adversely different from that disclosed in Mod-U-Kraf's audited and interim financial statements;

     . the failure of the Mod-U-Kraf to deliver certain closing certificates; or

     . the existence of litigation involving Mod-U-Kraf or Mod-U-Kraf capital stock which has not been previously disclosed in writing to Coachmen.

                  MARKET PRICES OF COMMON STOCK AND DIVIDENDS

     Mod-U-Kraf common stock is traded sporadically on The OTC Bulletin Board under the symbol "MODU." The following table sets forth, for the periods indicated, the high and low bid and ask prices of the common stock as reported on the OTCBB and dividends paid.

                                                       Quotations                             Dividends
                              ------------------------------------------------------------  -------------
                                           BID                            ASK
                              ------------------------------  ----------------------------
                                   High            Low            High            Low
                              --------------  --------------  -------------  -------------
1998
First Quarter                     $6              $6             $7-1/2         $7-1/2          $0.03
Second Quarter                     5-7/8           5-7/8          7-1/2          7-1/2           0.03
Third Quarter                      5-7/8           5-7/8          7-1/2          7-1/2           0.03
Fourth Quarter                     5-7/8           5-3/4              8          7-1/2           0.03

1999
First Quarter                      5-3/4           5-3/4              8              8           0.03
Second Quarter                     5-3/4           5-3/4              8              8           0.03
Third Quarter                      5-3/4           5-3/4              8              8           0.03
Fourth Quarter                     5-3/4           5-3/4              8              8           0.03

     On March 10, 2000, the last trading day prior to the public announcement of the proposed merger, the bid and ask sales price per share of Mod-U-Kraf common stock was $5.50. On May 23, 2000, the closing price per share of Mod-U-Kraf common stock was $11.75.

     At May 23, 2000, there were 825,649 shares of Mod-U-Kraf common stock outstanding and 361 holders of record of Mod-U-Kraf common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of May 23, 2000 the number of shares and percentage of outstanding common stock owned by (i) each person known to the company to be the beneficial owners of more than five percent (5%) of Mod-U-Kraf's outstanding common stock on the Record Date, as disclosed in certain reports regarding such ownership filed by such persons with Mod-U-Kraf and with the Securities and Exchange Commission ("SEC") in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended and (ii) all directors and executive officers of Mod-U-Kraf, Coachmen and Coachmen Acquisition Corporation as a group.

                                                                           Amount and Nature of
                                                                     --------------------------------
   Name of Beneficial Owner            Beneficial Ownership                  Percent of Class
------------------------------  -----------------------------------  --------------------------------

Edwin J. Campbell                          30,052(1)(2)                           3.64%
Dale H. Powell                             69,000(2)                              8.36
W. Curtis Carter                           36,720(2)                              4.45
Bobbie L. Oliver                          173,406(2)                             21.00
Mary L. Fitts                              66,000(2)(3)                           7.99
All officers and directors as
 a group (8 persons)                      375,490                                45.48

Robert K. Fitts                            78,547(2)(4)                           9.51
   P.O. Box 82
   Boones Mill, VA   24065

Coachmen Industries, Inc.                 437,614(5)                             53.00
   2831 Dexter Drive
   Elkhart, Indiana 6515

(1) Includes shares held in various fiduciary capacities and owned by or with certain relatives.

(2) The owner of these shares has signed a voting agreement with Coachmen agreeing to vote these shares in favor of the merger proposal and has also granted Coachmen an irrevocable proxy to vote these shares in favor of the merger proposal.

(3) Includes 66,000 shares with respect to which voting and investment power is shared with Robert K. Fitts.

(4) Includes 12,547 shares with respect to which Mr. Fitts has sole voting and investment power and 66,000 shares with respect to which such power is shared with Mary L. Fitts.

(5) Includes 49,889 shares purchased in May 2000 and 387,725 shares for which the owner has signed a voting agreement with Coachmen agreeing to vote these shares in favor of the merger proposal and has also granted Coachmen an irrevocable proxy to vote these shares in favor of the merger proposal.

                             SHAREHOLDER PROPOSALS

     If the merger is not completed, any shareholder proposal that is submitted to us for inclusion in our proxy statement for our annual meeting in 2001 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us before the close of business on November 2, 2000. In addition, if Mod-U-Kraf receives notice of a shareholder proposal after January 16, 2001, the persons named as proxies in the proxy statement for the 2001 Annual Meeting will have discretionary authority to vote on such proposal at the 2001 Annual Meeting.

     SEC rules establish standards as to which shareholder proposals are required to be included in a proxy statement for an annual meeting. We will only consider proposals meeting the requirements of applicable SEC rules.

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by law, Mod-U-Kraf files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC contain additional information about us. You may access this information via the SEC's web site at http://www.sec.gov. You may also read and copy this information at the following offices of the SEC:


Public Reference Room     New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center        500 West Madison Street
Room 1024                 Suite 1300                  Suite 1400
Washington, D.C. 20549    New York, New York 10048    Chicago, Illinois 60661

     For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. You may obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The delivery of this proxy statement shall not imply that there has been no change in the affairs of Mod-U-Kraf or Coachmen since the date hereof or that the information in this proxy statement is current as of any time subsequent to the date hereof.

                                                        APPENDIX A

                         Agreement and Plan of Merger
                                 by and among
                          Coachmen Industries, Inc.,
                     Coachmen Acquisition Corporation and
                            Mod-U-Kraf Homes, Inc.



                            Dated as of May 1, 2000

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

ARTICLE I THE REORGANIZATION........................................................................   1
         1.1.  The Merger...........................................................................   1
         1.2.  Effective Time.......................................................................   2
         1.3.  Effect of the Merger.................................................................   2
         1.4.  Certificate of Incorporation and Bylaws..............................................   2
         1.5.  Directors and Officers...............................................................   2
         1.6.  Effect of Merger on the Capital Stock of the Constituent Corporations................   3
         1.7.  Dissenting Shares....................................................................   5
         1.8.  Surrender of Certificates............................................................   6
         1.9.  No Further Ownership Rights in Company Capital Stock.................................   6
         1.10. Lost, Stolen or Destroyed Certificates...............................................   7
         1.11. Taking of Necessary Action; Further Action...........................................   7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY... ........................................   7
         2.1.  Organization of the Company..........................................................   7
         2.2.  Company Capital Structure............................................................   8
         2.3.  Authority............................................................................   8
         2.4.  No Conflict..........................................................................   9
         2.5.  Consents.............................................................................   9
         2.6.  Company Financial Statements.........................................................  10
         2.7.  SEC Filings..........................................................................  10
         2.8.  Information Supplied.................................................................  10
         2.9.  Opinion of Financial Advisor.........................................................  11
         2.10. No Undisclosed Liabilities...........................................................  11
         2.11. Changes..............................................................................  11
         2.12. Tax Matters..........................................................................  13
         2.13. Restrictions on Business Activities..................................................  16
         2.14. Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.......  16
         2.15. Intellectual Property................................................................  17
         2.16. Agreements, Contracts and Commitments................................................  19
         2.17. Interested Party Transactions........................................................  20
         2.18. Governmental Authorization...........................................................  20
         2.19. Litigation...........................................................................  20
         2.20. Accounts Receivable/Inventory........................................................  21
         2.21. Minute Books.........................................................................  21
         2.22. Environmental Matters................................................................  21
         2.23. Brokers' and Finders' Fees...........................................................  22
         2.24. Employee Benefit Plans and Compensation..............................................  22
         2.25. Insurance............................................................................  26
         2.26. Compliance with Laws.................................................................  26

                               TABLE OF CONTENTS
                                  (continued)

                                                                                          Page
                                                                                          ----
         2.27. Warranties; Indemnities...................................................   26
         2.28. Complete Copies of Materials..............................................   27
         2.29. Representations Complete..................................................   27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO...........................   27
         3.1.  Organization, Standing and Power..........................................   27
         3.2.  Authority.................................................................   27
         3.3.  No Conflict...............................................................   28
         3.4.  Capital Resources.........................................................   28
         3.5.  Consents..................................................................   28
         3.6.  Brokers' and Finders' Fees................................................   28
         3.7.  Representations Complete..................................................   28

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME...........................................   29
         4.1.  Conduct of Business of the Company........................................   29
         4.2.  No Solicitation...........................................................   31
         4.3.  Break-Up Fee..............................................................   32

ARTICLE V ADDITIONAL AGREEMENTS..........................................................   33
         5.1.  Shareholders' Meeting.....................................................   33
         5.2.  Access to Information.....................................................   34
         5.3.  Confidentiality...........................................................   34
         5.4.  Company's Expenses........................................................   34
         5.5.  Public Disclosure.........................................................   35
         5.6.  Consents..................................................................   35
         5.7.  Reasonable Efforts........................................................   35
         5.8.  Notification of Certain Matters...........................................   35
         5.9.  Additional Documents and Further Assurances...............................   36
         5.10. Release of Liens..........................................................   36
         5.11. Indemnification...........................................................   36

ARTICLE VI CONDITIONS TO THE MERGER......................................................   36
         6.1.  Conditions to Obligations of Each Party to Effect the Merger..............   36
         6.2.  Conditions to the Obligations of Parent and Newco.........................   37
         6.3.  Conditions to Obligations of the Company..................................   39

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER............................................   39
         7.1.  Termination...............................................................   39
         7.2.  Effect of Termination.....................................................   41
         7.3.  Amendment.................................................................   41
         7.4.  Extension; Waiver.........................................................   41

                               TABLE OF CONTENTS
                                  (continued)

                                                                                Page
                                                                                ----
ARTICLE VIII GENERAL PROVISIONS................................................   41
         8.1. Notices..........................................................   41
         8.2. Interpretation...................................................   43
         8.3. Counterparts.....................................................   43
         8.4. Entire Agreement; Assignment.....................................   43
         8.5. Severability.....................................................   43
         8.6. Other Remedies...................................................   43
         8.7. Governing Law....................................................   44
         8.8. Rules of Construction............................................   44
         8.9. Approval of Parent...............................................   44

                               INDEX OF EXHIBITS


Exhibit             Description

Exhibit A           Form of Employment and Noncompete Agreement

Exhibit B           Principal Shareholders

Exhibit C           Form of Voting Agreement

Exhibit D           Form of Plan of Merger

Exhibit E           List of Key Employees

Exhibit F           Form of Legal Opinion of Counsel to the Company

Exhibit G           Form of Legal Opinion of Counsel to Parent

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 1, 2000 by and among Coachmen Industries, Inc., an Indiana corporation ("Parent"), Coachmen Acquisition Corporation, a Virginia corporation ("Newco"), and Mod-U-Kraf Homes, Inc., a Virginia corporation (the "Company").

                                    RECITALS

     A. The Boards of Directors of each of Parent, Newco and the Company believe it is in the best interests of each company and its respective shareholders for Parent to acquire the Company by the statutory merger of Newco with and into the Company pursuant to which the shareholders of the Company shall be entitled to receive cash (the "Merger").

     B. The Company, on the one hand, and Parent and Newco, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     C. Concurrently with the execution and delivery of this Agreement, as a material inducement to Parent and Newco to enter into this Agreement, (i) Dale
H. Powell and Edwin J. Campbell as well as certain other Key Employees (hereinafter defined) shall enter into Employment and Noncompete Agreements, each in the form attached hereto as Exhibit A which shall become effective at Closing (the "Employment Agreements"), with Parent and (ii) as a material inducement to Parent and Newco to enter into this Agreement, the principal shareholders of the Company listed on Exhibit B hereto (each a "Principal Shareholder" and collectively the "Principal Shareholders") are entering into voting agreements in the form attached hereto as Exhibit C (the "Voting Agreements").

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE I
                               THE REORGANIZATION

     1.1. The Merger.

     At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Virginia Stock Corporation Act ("VSCA"), Newco shall be merged with and into the Company, the separate corporate existence of Newco shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The corporation surviving the Merger of Newco into the Company is sometimes referred to hereinafter as the "Surviving Corporation."

     1.2. Effective Time.

     Unless this Agreement is earlier terminated pursuant to Section 7.1 hereof, the closing of the Merger (the "Closing") will take place no later than five (5) business days following satisfaction or waiver of the conditions set forth in
Article VI hereof, at the offices of Brown, Edwards and Company, 319 McClanahan Street, S.W., Roanoke, Virginia, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Plan of Merger (or like instrument) in the form attached hereto as Exhibit D, with the Virginia State Corporation Commission (the "Plan of Merger"), in accordance with the applicable provisions of Virginia Law (the time of acceptance by the Virginia State Corporation Commission of such filing shall be referred to herein as the "Effective Time").

     1.3. Effect of the Merger.

     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Newco shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4. Certificate of Incorporation and Bylaws.

(a) Unless otherwise determined by Parent prior to the Effective Time, the articles of incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law and as provided in such articles of incorporation; provided, however, that at the Effective Time, Article I of the articles of incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as follows: "The name of the corporation is Mod-U-Kraf Homes, Inc."

(b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Newco, as in effect immediately prior to the Effective Time but amended to reflect that the name of the corporation is "Mod-U-Kraf Homes, Inc.", shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law and as provided in the articles of incorporation of the Surviving Corporation and such bylaws.

     1.5. Directors and Officers.

     Unless otherwise determined by Parent prior to the Effective Time, the directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of applicable law, and the articles of incorporation and bylaws of the Surviving Corporation, as applicable, until their successors are duly elected and qualified. Unless otherwise determined by Parent prior to the Effective Time, the officers of Newco immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

     1.6.  Effect of Merger on the Capital Stock of the Constituent
Corporations.

           (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                    "1933 Act" means the Securities Act of 1933, as amended.

                    "1934 Act" means the Securities Exchange Act of 1934, as amended.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Company Capital Stock" shall mean (i) shares of Company Common Stock, and (ii) any other shares of capital stock of the Company.

                    "Company Common Stock" shall mean shares of common stock, $1.00 par value, of the Company.

                    "Company Options" shall mean all issued and outstanding options, warrants or other rights to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any person or entity.

                    "Exchange Amount" shall mean an amount equal to the quotient obtained by dividing (x) the Total Consideration by (y) the Total Outstanding Shares.

                    "GAAP" shall mean United States generally accepted accounting principles consistently applied.

                    "Key Employees" shall mean those employees of the Company listed on Exhibit E hereto.

                    "Knowledge" and similar terms used herein shall mean, with respect to the Company, the knowledge that the Company's officers, directors, Key Employees, and Principal Shareholders who are also officers of the Company have concerning the Company, its business, assets, liabilities and operations.

                    "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its subsidiaries, taken as a whole, or (b) the ability of such party to perform its obligations under this Agreement or to consummate the Merger, other than any event, change or occurrence relating to (i) the United States economy, the southeastern regional economy or securities markets in general or (ii) this Agreement or the transactions contemplated hereby or announcement thereof.

                    "Newco Common Stock" shall mean shares of Common Stock, no par value, of Newco.

                    "Party" shall mean any of the Company, Parent or Newco, and "Parties" shall mean the Company, Parent and Newco.

                    "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                    "Principal Officers/Shareholders" shall jointly and severally refer to and mean (i) Dale H. Powell, (ii) Edwin J. Campbell, (iii) the Key Employees who are also Shareholders, and (iv) the Principal Shareholders who are also officers or directors of the Company .

                    "SEC" means the Securities and Exchange Commission.

                    "Shareholder" or "Shareholders" shall mean each holder of any Company Capital Stock immediately prior to the Effective Time.

                    "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or other performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                    "Total Consideration" shall be the sum of NINE MILLION SEVEN HUNDRED ONE THOUSAND THREE HUNDRED SEVENTY-FIVE U.S. DOLLARS AND SEVENTY-FIVE U.S. CENTS ($9,701,375.75).

                    "Total Outstanding Shares" shall be the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, (including the maximum number of shares of Company Common Stock or other Company Capital Stock issuable on exercise and/or conversion of all outstanding Company Options and other rights convertible into, or exercisable or exchangeable for, shares of Company Common Stock or Company Capital Stock assuming full conversion, exercise or exchange thereof).

           (b) Effect on Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, the Company, Parent or any of the Shareholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 1.7 hereof)) shall be canceled and extinguished, and automatically converted into the right to receive from Parent, upon surrender of the certificate representing such shares of Company Capital Stock in the manner provided in Sections 1.8(c) and 1.8(d) hereof, but subject to conditions set forth below in this Section 1.6 and throughout this Agreement, the Exchange Amount.

           (c) Capital Stock of Newco. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco or the Company, each share of Newco Common Stock, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate evidencing ownership of any such shares of Newco Common Stock shall thereafter evidence ownership of an equivalent number of shares of Common Stock of the Surviving Corporation.

           (d) Withholding Taxes. Any cash amounts payable to any Shareholder pursuant to Article I hereof shall be subject to, and reduced by an amount equal to, the amount of any requisite state, local, federal and foreign withholding taxes.

           (e) Shareholder Loans. Except as set forth in Section 1.6(e) of the Disclosure Schedule there are no outstanding loans from the Company to the Shareholders. In the event that any Shareholder has outstanding loans from the Company as of the Effective Time, the cash amounts payable to such Shareholder pursuant to Section 1.6(b) hereof shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Shareholder's loans as of the Effective Time, and such loans shall be deemed paid in full.

     1.7. Dissenting Shares.

     Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with the VSCA and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for Company Capital Stock set forth in Section 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by the VSCA in respect of dissenters' shares.

           (a) Notwithstanding the provisions of Section 1.6(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights under the VSCA, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in
Section 1.6 hereof, without interest thereon, upon surrender of such holder's certificate representing such shares.

           (b) The Company shall give Parent (i) prompt notice of any written demand for dissenters' rights received by the Company pursuant to the applicable provisions of the VSCA and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.8. Surrender of Certificates.

           (a) Exchange Agent. First Union National Bank, Charlotte, North Carolina, or such other agent reasonably acceptable to Parent and the Company, shall serve as the exchange agent (the "Exchange Agent") for the Merger.

           (b) Parent to Provide Consideration. On the Closing Date, Parent shall make available to the Exchange Agent for exchange in accordance with this
Article I the consideration issuable pursuant to Section 1.6 hereof in exchange for the outstanding shares of Company Capital Stock being exchanged in the Merger.

           (c) Exchange Procedures. On or after the Closing Date, the Shareholders will surrender the certificates representing their Company Capital Stock (the "Company Stock Certificates") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions that Parent may reasonably request. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 1.6 (d) and (e) hereof, the holder of such Company Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor the amount of cash (without interest) payable in exchange for such Company Stock Certificate pursuant to this Article I, and the Company Stock Certificate so surrendered shall be canceled. Until so surrendered, each outstanding Company Stock Certificate will be deemed from and for all corporate purposes, to evidence only the right to receive payment (without interest) pursuant to this Article I. Payment due to each Shareholder pursuant to this
Section 1.8 shall be made as promptly as practicable following the later of (i) receipt by Parent of confirmation of filing of the Plan of Merger and (ii) Parent's receipt of such Shareholder's properly completed letter of transmittal and Company Stock Certificates pursuant to this Section 1.8.

           (d) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9. No Further Ownership Rights in Company Capital Stock.

     The consideration paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10. Lost, Stolen or Destroyed Certificates.

     In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit in a form satisfactory to Parent, of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Shareholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11. Taking of Necessary Action; Further Action.

     If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Newco and the officers and directors of the Company, Parent and Newco are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Newco, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "Disclosure Schedule") and dated as of the date hereof, that on the date hereof and as of the Closing Date as though made at the Closing Date as follows (provided, that the representations and warranties made as of a specified date will be true and correct as of such date):

     2.1. Organization of the Company.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business in each jurisdiction listed on Section 2.1 of the Disclosure Schedule and is in good standing as a foreign corporation in each such jurisdiction. The Company has delivered a true and correct copy of its Articles of Incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company are not now conducted by the Company under any other name. The Company does not have any Subsidiaries.

     2.2. Company Capital Structure.

           (a) The authorized capital stock of the Company consists of 2,000,000 shares of Common Stock, of which 825,649 shares are issued and outstanding as of the date hereof. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

           (b) The Company does not presently have any stock option plan or other stock-related plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock and the Company is not obligated to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any option, warrant, call, right, commitment or agreement upon the closing of the transaction contemplated hereby or upon the occurrence of any other event. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

     2.3. Authority.

     The Company has all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.3) to which it is a party and to consummate the transactions contemplated hereby and thereby. Except for the requisite approval of the shareholders of the Company, the execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement, the Plan of Merger and the Merger have been unanimously approved and adopted by the Board of Directors of the Company in accordance with Virginia Law, and the articles of incorporation and bylaws of the Company. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of Company Common Stock (the "Company Stockholders' Approval"). This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company has taken all action necessary to exempt the Merger and this Agreement and the transactions contemplated hereby from the restrictions of the VSCA Control Share Acquisition statute, and, accordingly, neither such statute nor any other antitakeover or similar statute or regulation applies to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby. For all purposes of this Agreement, the term "Related Agreements" shall mean all ancillary agreements contemplated by this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

     2.4. No Conflict.

     The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the articles of incorporation or bylaws of the Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (individually a "Contract") to which the Company or any of its properties or assets (including intangible assets), is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible). The Company is in compliance with in all material respects and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor to the Company's Knowledge is there any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and the Company is not subject to any default thereunder, nor to the Knowledge of the Company is any party obligated to the Company pursuant to any such Contract subject to any default thereunder.

     2.5. Consents.

     No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or with respect to the consummation of the transactions contemplated hereby and thereby, except for the filing of the Plan of Merger with the Virginia State Corporation Commission (or other appropriate state filing authority). The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     2.6. Company Financial Statements.

     The Company has delivered to Parent (i) the Company's audited balance sheet as of December 31, 1999 and 1998, and the related audited statements of income and cash flow for the twelve months ending December 31, 1999, 1998 and 1997 (collectively, the "Audited Financials") and (ii) the Company's unaudited balance sheet as of March 31, 2000 and the related unaudited statements of income and cash flow for the three (3) month period then ended (the "Interim Financials"). The Audited Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes and other presentation items that may be required by GAAP). The Audited Financials and Interim Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject, if applicable, to normal year-end adjustments, which will not be material in amount or significance in any individual case or in the aggregate. The Company's balance sheet referred to above as of March 31, 2000 may be referred to hereinafter as the "Current Balance Sheet."

     2.7. SEC Filings.

     The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January1,1998 (collectively, including all exhibits thereto, the "Company SEC Documents"). As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be. None of the Company SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     2.8. Information Supplied.

     The information supplied by the Company for inclusion in the proxy statement or any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of Company in connection with their meeting to consider this Agreement and the Merger (the "Company Stockholders' Meeting") shall not, on the date the Proxy Statement is first mailed to the stockholders of Company or at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.9. Opinion of Financial Advisor.

     The Company has received an opinion of Davenport & Company, LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement, from a financial point of view, the Exchange Amount is fair to the holders of Company Common Stock.

     2.10. No Undisclosed Liabilities.

     The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in its financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 1999.

     2.11. Changes.

     Since December 31, 1999 to the date hereof, there has not been, occurred or arisen any:

           (a) transaction by the Company, except in the ordinary course of business as conducted on the date hereof and consistent with past practices;

           (b) amendments or changes to the articles of incorporation or bylaws of the Company;

           (c) capital expenditure or commitment by the Company exceeding $12,000 individually or $60,000 in the aggregate;

           (d) payment, discharge or satisfaction, in any amount in excess of $12,000 in any one case, or $60,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment of trade payables incurred in the ordinary course of business;

           (e) destruction of, damage to or loss of any material assets, material business or material customer of the Company (whether or not covered by insurance);

           (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

           (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

           (h) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any material claim or assessment in respect of Taxes in excess of $10,000 in any one case, or $20,000 in the aggregate, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

           (i) revaluation by the Company of any of its assets;

           (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options;

           (k) other than in the ordinary course of business consistent with past practices, (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers or directors or to any of its employees or advisors, or (ii) the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

           (l) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound, other than any such agreement in the ordinary course of business or otherwise described in the Disclosure Schedule;

           (m) except for sales of modular homes in the ordinary course of business, sale, lease, license or other disposition of any of the material assets or material properties of the Company or any creation of any security interest in such material assets or material properties;

           (n) loan by the Company to any person or entity, incurrence by the Company of any indebtedness, guarantee by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guarantee of any debt securities of others, except in the ordinary course of business consistent with past practices;

           (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

           (p) the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

           (q) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.15 hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.15 hereof);

           (r) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

           (s) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

           (t) any event or condition of any character that has had, or is reasonably likely to have, a Material Adverse Effect on the Company; or

           (u) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (t) of this Section 2.11 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.12. Tax Matters.

           (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.12(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.12(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.

           (b) Tax Returns and Audits.

                    (i) As of the Closing Date, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports (collectively, "Returns") relating to any and all Taxes concerning or attributable to the Company or its respective operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                    (ii) The Company is and has been for the past four years a member of an affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent, and such affiliated group files a consolidated federal income Tax Return.

                    (iii) The Company is not a Person other than a United States person within the meaning of the Code.

                    (iv) The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

                    (v) The Company is not a party to any joint venture, partnership, or other arrangement or contract which is required to be treated as a partnership for federal income tax purposes.

                    (vi) To the Company's Knowledge, each material asset with respect to which the Company claims depreciation, amortization or similar expense for income Tax purposes is owned for income Tax purposes by the Company.

                    (vii) There are no pending requests for rulings with any Tax authority that if issued would be binding on the Company.

                    (viii) As of the Closing Date, the Company (A) will have timely paid all material Taxes it is required to have paid and will have withheld, with respect to its employees, all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and not yet required to be paid, and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Closing Date other than in the ordinary course of business. Neither the Company nor any subsidiary of the Company (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the income Taxes of any other party (other than the Company and its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                      (ix) There is no Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax for any currently open taxable period

                      (x) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                      (xi) The Company has made available to Parent, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for the past three(3) years.

                      (xii) There are (and immediately following the Closing Date there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than customary Liens for Taxes not yet due and payable.

                      (xiii) The Company does not have any Knowledge of any proposed assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                      (xiv) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                      (xv) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                      (xvi) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                      (xvii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

                      (xviii) The Company has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                      (xix) No adjustment relating to any Return filed by the Company has been proposed in writing by any tax authority to the Company or any representative thereof.

                      (xx) Since April 16, 1997, the Company has not been a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

                      (xxi) The Company has no "excess loss accounts" under Treas. Reg.ss.1.1502-19.

               (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code (or any corresponding provision of state, local or foreign income tax law).

         2.13. Restrictions on Business Activities.

         There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.14. Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

               (a) Section 2.14(a) of the Disclosure Schedule sets forth the real property owned by the Company. With respect to real property leased by or for the Company, Section 2.14(a) of the Disclosure Schedule also sets forth a list of all leases, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

               (b) The Company has good and valid title to all real property owned by the Company and valid leasehold interests in, all of its properties and assets, real, personal and mixed, tangible or intangible, used or held for use in its business, free and clear of any Liens, except those Liens listed and disclosed on Section 2.14(b) of the Disclosure Schedule and (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and
(iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

               (c) Section 2.14(c) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company and, except as noted on the Disclosure Schedule, such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

               (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

         2.15. Intellectual Property.

               (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                      "Intellectual Property" shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data,
(v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) manufacturing and construction processes and sectional home technology; (viii) manufacturing, construction or building designs, blueprints or floor plans, (ix) tools, methods and processes, and (x) all instantiations of the foregoing in any form and embodied in any media.

                      "Intellectual Property Rights" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications,
(ii) copyrights, copyright registrations and copyright applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

                      "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

                      "Registered Intellectual Property Rights" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

               (b) Section 2.15(b) of the Disclosure Schedule lists all Registered Intellectual Property Rights owned by, or filed in the name of, the Company.

               (c) Each item of Company Intellectual Property is free and clear of any Liens or other encumbrances. The Company is the exclusive owner of all Company Intellectual Property.

               (d) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

               (e) The Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted or planned to be conducted, including, without limitation, the design, development, manufacture, use, and sale of products, technology and services (including products, technology or services currently under development).

               (f) The operation of the business of the Company as it currently is conducted or planned by the Company, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property Rights of any person or entity, violate the rights of any person or entity (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person or entity claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or entity or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or the CEO aware of any basis therefor).

               (g) To the Knowledge of the Company, no person or entity is infringing or misappropriating any Company Intellectual Property.

               (h) The Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person or entity to the Company.

               (i) No Company Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

               (j) All of the Company's Information Technology (as defined below) that contains or uses a calendar function, including without limitation any function indexed to a CPU clock and any function providing specific dates or days or calculating spans of dates or days, records, stores, processes does provide, and where appropriate inserts true and accurate calendar dates and calculation for all such dates and spans (collectively, "Year 2000 Compliant"), and has not caused any interruption in the ongoing operations of the Company's business on or after January 1, 2000. The Company has not given any assurances, warranties or indemnities nor undertaken any obligation with respect to products or technology sold or licensed by the Company being Year 2000 Compliant. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

         2.16. Agreements, Contracts and Commitments.

               (a) The Company is not a party to or bound by:

                      (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                      (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (iii) any fidelity or surety bond or completion bond;

                      (iv) any lease of personal property having a value in excess of $5,000 individually or $10,000 in the aggregate;

                      (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $12,000 individually or $60,000 in the aggregate;

                      (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                      (vii) any mortgages, indentures, industrial revenue or other bonds, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                      (viii) other than in the ordinary course of business, any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate;

                      (ix) other than in the ordinary course of business, any construction contracts;

                      (x) any dealer, distribution, joint marketing or development agreement;

                      (xi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent vendor or other agreement for sale, use or distribution of the Company's products, technology or services; or

                      (xii) any other agreement, contract or commitment that involves in excess of $25,000 individually or $100,000 in the aggregate and is not cancellable without penalty within thirty (30) days.

         2.17. Interested Party Transactions.

         No officer, director or, to the Knowledge of the Company, Principal Shareholder of the Company (nor to the knowledge of the Company any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or
(iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.17.

         2.18. Governmental Authorization.

         Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.19. Litigation.

         There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company, is there any reasonable basis for any such action, suit, claim or proceeding of any nature that could lead to damages or losses to the Company in excess of $1,000. There is no investigation or other proceeding pending, or to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity, nor, to the Knowledge of the Company, is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

         2.20. Accounts Receivable/Inventory.

               (a) The Company has made available to Parent a list of all accounts receivable and notes receivable of the Company as of the date of the Current Balance Sheet, together with a range of days elapsed since invoice evidencing such accounts or the making of such notes which shall be included on
Section 2.20(a) of the Disclosure Schedule.

               (b) All of the Company's accounts receivable and notes receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for any such receivables arising subsequent to the date of the Current Balance Sheet, as reflected on the books and records of the Company (which are prepared in accordance with GAAP consistently applied). No person or entity has any Lien on any of the Company's accounts receivable or notes receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable or notes receivable.

               (c) All of the inventories of the Company reflected on the Interim Financials and the Company's books and records were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Interim Financials or on the Company's books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of its business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Interim Financials conforms to GAAP consistently applied and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

         2.21. Minute Books.

         The minutes of the Company made available to the Parent are the only minutes of the Company and contain accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and their shareholders or actions by written consent since the time of incorporation of the Company.

         2.22. Environmental Matters.

               (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable foreign, federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

               (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

               (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company does not have any Knowledge of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

         2.23. Brokers' and Finders' Fees.

         The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.20 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

         2.24. Employee Benefit Plans and Compensation.

               (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                      "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                      "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

                      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                      "DOL" shall mean the United States Department of Labor.

                      "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate.

                      "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

                      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                      "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

                      "IRS" shall mean the United States Internal Revenue
Service.

                      "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

                      "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

               (b) Schedule. Section 2.24(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each form of Employee Agreement under each Company Employee Plan, and each other Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employee Agreement. The Company has no employees performing services outside the United States.

               (c) Documents. The Company has made available to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices used by the Company (or such forms and notices as required under comparable law), (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the most recent plan year for which tests have been required to be performed, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

               (d) Employee Plan Compliance. The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company, threatened by the IRS, DOL or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

               (e) No Pension Plans. Neither the Company nor any other Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

               (f) No Post-Employment Obligations. No Company Employee Plan provides, reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented to, promised to, or contracted with, (whether in oral or written form) any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute or as disclosed in Section 2.24(f) of the Disclosure Schedule.

               (g) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of any state law applicable to its Employees.

               (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event of default under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by or disclosed in this Agreement.

               (i) Employment Matters. The Company (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company, threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

               (j) Labor. No work stoppage or labor strike against the Company is pending or, to the Knowledge of the Company, threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or to the Knowledge of the Company, threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

               (k) No Interference or Conflict. To the Knowledge of the Company, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

         2.25. Insurance.

         Section 2.25 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company does not have any Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

         2.26. Compliance with Laws.

         The Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.27. Warranties; Indemnities.

         Except for warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

         2.28. Complete Copies of Materials.

         The Company has delivered or made available true and complete copies of each document (or summaries of same) referenced, listed, described or required to be disclosed on the Disclosure Schedule.

         2.29. Representations Complete.

         Neither any of the representations or warranties made by the Company (as modified by the Disclosure Schedule) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

         Parent and Newco hereby represent and warrant to the Company that on the date hereof and as of the Closing Date, as though made at the Closing Date, as follows:

         3.1. Organization, Standing and Power.

         Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Newco is or will be prior to the Effective Time a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Each of Parent and Newco has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent Material Adverse Effect").

         3.2. Authority.

         Each of Parent and Newco has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Newco. This Agreement and any Related Agreements to which Parent and Newco are parties have been duly executed and delivered by Parent and Newco and constitute the valid and binding obligations of Parent and Newco, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.3. No Conflict.

         The execution and delivery by the Parent and Newco of this Agreement and any Related Agreement to which the Parent and/or the Newco is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with (i) any provision of the certificate of incorporation or bylaws of Parent or Newco, (ii) any contract to which Parent or Newco or any of their respective properties or assets (including intangible assets) is subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Newco or any of their respective properties (tangible or intangible) or assets.

         3.4. Capital Resources.

         Parent has sufficient capital resources to pay the Total Consideration and to consummate all of the transactions contemplated by the Agreement and the Related Agreements.

         3.5. Consents.

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Newco in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Newco is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, and the filing of the Plan of Merger with the Virginia State Corporation Commission.

         3.6. Brokers' and Finders' Fees.

         Neither Parent nor Newco has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.7. Representations Complete.

         Neither any of the representations or warranties made by the Parent in this Agreement nor any statements made in any exhibit, schedule or certificate furnished by the Parent or Newco pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement or a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1. Conduct of Business of the Company.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees to use commercially reasonable efforts to cause the Company, except to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use commercially reasonable efforts, consistent with past practice and policies, to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and Key Employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

           (a) make any expenditures or enter into any commitment or transaction exceeding $75,000 individually or $150,000 in the aggregate or any commitment or transaction of the type described in Section 2.8 hereof, other than in the ordinary course of business consistent with past practices;

           (b) make any purchases, or enter into any Contract to purchase, any inventory, exceeding $75,000 individually or $150,000 in the aggregate, other than in the ordinary course of business consistent with past practices;

           (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

           (d) amend or otherwise modify (or agree to do so), except in the ordinary course of business or except as would not be reasonably likely to have a Material Adverse Effect on the Company, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

           (e) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

           (f) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities;

           (g) cause or permit any amendments to the articles of incorporation, bylaws or other organizational documents of the Company;

           (h) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

           (i) except as allowed pursuant to Section 4.1 hereof, sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

           (j) incur any indebtedness, except for trade credit or advances to employees in the ordinary course of business consistent with past practices, or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

           (k) grant any loans to others, except to contractors or customers in the ordinary course of business consistent with past practices, or purchase debt securities of others or amend the terms of any outstanding loan agreement;

           (l) grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee except consistent with prior practices of the Company as disclosed in the Disclosure Schedule;

           (m) adopt or amend any employee benefit plan, or enter into any employment contract or, except as otherwise contemplated by this Agreement, non-competition agreement, pay or agree to pay any special bonus or special remuneration to any director or employee, or, increase the salaries or wage rates of its employees except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Disclosure Schedule;

           (n) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

           (o) pay, discharge or satisfy, in an amount in excess of $10,000 in any one case, or $30,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or subsequently incurred in the ordinary course of business;

           (p) except as may be required by applicable law, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

           (q) enter into any strategic alliance or joint marketing arrangement or agreement;

           (r) except in a manner consistent with the Company's past practices, hire, terminate or enter into settlement agreements with any employees, or encourage any employees to resign from the Company; or

           (s) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(r) hereof, or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent the Company or any of the Principal Officers/Shareholders from performing or cause the Company or any of the Principal Officers/Shareholders not to perform their respective covenants hereunder.

     4.2. No Solicitation.

     Until the earlier of (i) the Effective Time, or (ii) the date of termination of this Agreement pursuant to the provisions of Section 7.1 hereof and except with respect to this Agreement and the transactions contemplated hereby, the Company shall not (nor shall the Company permit, as applicable, any of its officers, directors, employees, shareholders, agents, representatives or affiliates, including any investment banker, attorney or accountant retained by it, to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate, facilitate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business or properties, or 20% or more of any Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction (an "Acquisition Proposal"), (b) disclose any information not customarily disclosed to any person or entity concerning the Company's business or properties, or afford to any person or entity access to their respective properties, technologies, books or records, not customarily afforded such access, or (c) assist or cooperate with any person or entity to make any proposal to purchase all or any portion of the Company Capital Stock or assets of the Company, other than in the ordinary course of business, or (d) approve or recommend or propose to approve or recommend or execute or enter into any letter of intent or agreement with any person or entity providing for the acquisition of the Company, whether by merger, purchase of assets, tender offer or otherwise or propose publicly or agree to do any of the foregoing. In the event that the Company or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

     Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal and (B) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (B), (i) the Company Stockholders' Meeting shall not have occurred, (ii) the Company has received an unsolicited bona fide Acquisition Proposal from a third party and the Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below), (iii) the Board of Directors after consultation with outside counsel determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements, as advised by counsel. Nothing in this Section 4.2 shall permit the Company to terminate this Agreement except as specifically provided in Article VII hereof or affect any other obligation of the Company hereunder. During the term of this Agreement, the Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger. For purposes of this Agreement, a "Superior Proposal" means a bonafide written proposal or offer with respect to a merger, reorganization, share exchange, consolidation or sale of all or substantially all of the assets of the Company or a tender or exchange offer for more than 50% of the equity securities of the Company, that the Board of Directors of the Company determines in good faith after consultation with its financial advisor and outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal would, if consummated, be more favorable to the Company's shareholders (in their capacities as shareholders) from a financial point of view than the Merger and is reasonably capable of being completed. Any such offer, proposal or request having already occurred after the effective date of the Letter of Intent previously signed by the Parent and the Company shall be disclosed in Section 4.2 of the Disclosure Schedule.

     4.3. Break-Up Fee.

     If (a) the Company breaches any provisions of Section 4.2 above or the Company provides to the Parent written notice that this Agreement is terminated in the absence of a material breach of the representations, warranties and covenants of the Parent and Newco hereunder or the failure of the conditions set forth in Sections 6.1(b) or (c), and (b) within six months after the later of the date of such termination or the Termination Date, as the case may be, the Company signs a letter of intent or other agreement relating to the acquisition of a material portion of the Company Capital Stock or of the Company, its assets, or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory or immaterial portions of the Company's assets in the ordinary course) and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, the Company will pay to the Parent the sum of $500,000 (the "Break-Up Fee") by wire transfer of immediately available funds. This Break-Up Fee will serve as the exclusive remedy to the Parent under this Agreement in the event of a breach by the Company of the provisions of Section
4.2 and in any other case where the Break-Up Fee is payable.

     The parties acknowledge that the agreements contained in Section 4.2 and this Section 4.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 4.3, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 4.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate published in the Wall Street Journal on the date such payment was required to be made. Where the Break-Up Fee is not payable under this Section 4.3, the parties agree that any remedy or amount payable pursuant to this Section 4.3 shall not be an exclusive remedy for any breach of any representation, warranty, covenant or agreement contained in this Agreement; provided that there shall be no remedies for any breaches resulting in a loss of less than $10,000 individually or in the aggregate.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1. Shareholders' Meeting.

     This Agreement, the Plan of Merger and the Merger shall be submitted for approval to the Shareholders of the Company at the Company Stockholders' Meeting to be called and held in accordance with the applicable provisions of Virginia law and the articles of incorporation and bylaws of the Company. The Company shall cause the Company Stockholders' Meeting to be held as promptly as practicable and in any event within fifty (50) days from the date hereof or, if later, within forty (40) days of the Company's receipt of notice from the SEC that it has no further comments with respect to the Company's Proxy Statement relating to the Company Stockholders' Meeting and shall disseminate to its Shareholders all materials required of it under law to be disseminated in connection with the consideration by the Shareholders of this Agreement and the Merger. Parent shall cooperate in the preparation of the shareholder materials and shall furnish all material information concerning it as the Company may reasonably request. In connection with the Company Stockholders' Meeting, (i) the Board of Directors of the Company shall recommend to the Shareholders the approval of the matters submitted for approval (unless the Board of Directors of the Company, after consultation with outside counsel, determines in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of the fiduciary duties of the Board of Directors), and (ii) the Company shall use its commercially reasonably efforts to obtain the Shareholders' approval (unless the Board of Directors of the Company, after consultation with outside counsel, determines in good faith that the taking of such actions would constitute a breach of the fiduciary duties of the Board of Directors).

     5.2. Access to Information.

     The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, including the Company's source code, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and
(iii) all employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

     5.3. Confidentiality.

     Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.2 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby, shall be governed by the terms of the Nondisclosure Agreement effective as of December 10, 1999 between the Company and Parent, which is incorporated herein by this reference.

     5.4. Company's Expenses.

     The Parent and the Company will be responsible for and bear all of their own costs and expenses incurred at any time in connection with pursuing or consummating the Merger. If Parent terminates this Agreement other than a result of any of (i) a breach by the Company of this Agreement, (ii) Parent's discovery that the business or financial condition of the Company is materially and adversely different from that disclosed in the Audited Financials and Interim Financials, (iii) the failure of the condition set forth in Section 6.2(i) hereof, or (iv) the existence of litigation involving the Company or the Company capital Stock which has not been previously disclosed in writing to Parent, then Parent shall promptly reimburse the Company for all of its reasonable out-of-pocket expenses incurred in connection with the Merger, up to a maximum of $25,000.

     5.5. Public Disclosure.

     Neither party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Parent and the Company's obligation to comply with applicable securities laws.

     5.6. Consents.

     The Company shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts to which the Company is a party deemed appropriate or necessary by any party in connection with the Merger, including all consents, waivers and approvals set forth in the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time.

     5.7. Reasonable Efforts.

     Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     5.8. Notification of Certain Matters.

     The Company shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or
(b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this Section 5.8, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.9.  Additional Documents and Further Assurances.

     Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

     5.10. Release of Liens.

     At the request of the Parent, the Company shall enter into all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Liens on the assets of the Company, except for the Liens listed on Section 2.14(b) of the Disclosure Schedule or otherwise expressly permitted in this Agreement.

     5.11. Indemnification.

     Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or agents of the Company as provided in its articles of incorporation or bylaws, shall continue in full force and effect in accordance with their terms for at least six years after the Effective Time. Parent further agrees to guarantee the payment of any amounts due to such persons under such provisions and that all determinations about the availability of indemnification and exculpation pursuant to this Section 5.11 shall be made in good faith after consultation with independent legal counsel. In addition, from and after the Effective Time, directors and officers of the Company who become or continue as directors or officers of the Surviving Corporation will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of the Surviving Corporation. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.11.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1. Conditions to Obligations of Each Party to Effect the Merger.

     The respective obligations of the Company, Newco, and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

           (a) Shareholder Approval. The Shareholders of the Company holding not less than the minimum number of shares necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby shall have voted all their respective shares of Capital Stock in favor of approval of this Agreement, the Merger and the transactions contemplated hereby and thereby.

           (b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

           (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

     6.2. Conditions to the Obligations of Parent and Newco.

     The obligation of Parent and Newco to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Newco :

               (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company in this Agreement shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Company as of a specified date, which will be true and correct in all material respects as of such date), and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

               (b) Governmental Approval. Approvals from any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (if any) deemed appropriate or necessary by Parent shall have been timely obtained.

               (c) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent, Newco or the Company, their respective properties or any of their respective officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

               (d) Third Party Consents. Parent shall have received all consents, waivers, approvals, and assignments listed in Schedule 6.2(d) to this Agreement.

               (e) Release of Liens. Parent shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Liens set forth in Section 6.2(e) of the Disclosure Schedule except for the Permitted Encumbrances listed in Section 2.14(b) of the Disclosure Schedule to this Agreement.

               (f) Legal Opinion. Parent shall have received a legal opinion from Hunton & Williams, legal counsel to the Company, substantially in the form attached hereto as Exhibit F.

               (g) No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had, or is reasonably likely to have, a Material Adverse Effect on the Company since the date of this Agreement.

               (h) Noncompete Agreements. Each of the Key Employees shall, prior to the Effective Time, have executed and delivered to Parent an Employment and Noncompete Agreement in the form attached hereto as Exhibit A, and all of such Agreements shall be in full force and effect.

               (i) Certificate of the Company. Parent shall have received a certificate, validly executed by or on behalf of the Company to the effect that, as of the Closing:

                    (i) all representations and warranties made by the Company in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Company as of a specified date, which will be true and correct in all material respects as of such date); and

                   (ii) all covenants and obligations under this Agreement to be performed by the Company on or before the Closing have been so performed in all material respects.

               (j) Certificate of Secretary of Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness the articles of incorporation and the bylaws of the Company, (ii) the valid adoption of resolutions of the Board of Directors and Shareholders of the Company approving this Agreement and the approval of the transactions contemplated hereby and that such approvals are in full force and effect without modification, (iii) the incumbency of the officers of the Company executing this Agreement and the Related Agreements or other instruments or certificates relating hereto or thereto.

               (k) Certificate of Good Standing. Parent shall have received current certificates of good standing with respect to the Company from the State Corporation Commission of the State of Virginia.

               (l) Settlement of Outstanding Litigation. The Company shall have settled or shall otherwise no longer be subject to the actions, suits or proceedings listed in Section 6.2(m) of the Disclosure Schedule.

               (m) Receipt of Permits. The Company shall have obtained the permits listed in Section 6.2(n) of the Disclosure Schedule.

     6.3. Conditions to Obligations of the Company.

     The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Newco in this Agreement (other than the representations and warranties of Parent and Newco as of a specified date, which will be true and correct in all material respects as of such date) shall be true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) Parent and Newco shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by such parties as of the Closing.

               (b) Certificate of Parent. The Company shall have received a certificate executed on behalf of Parent by a corporate officer to the effect that, as of the Closing:

                     (i) all representations and warranties made by Parent and
                Newco in this Agreement (other than the representations and warranties of Parent and Newco as of a specified date, which will be true and correct as of such date) are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

                    (ii) all covenants and obligations under this Agreement to be performed by Parent and Newco on or before the Closing have been so performed in all material respects.

               (c) Legal Opinion. The Company shall have received a legal opinion from Wyatt, Tarrant & Combs, legal counsel to Parent, substantially in the form attached hereto as Exhibit G.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1. Termination.

     Except as provided in Section 7.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

               (a) by mutual, written agreement of the Company and the Parent ;

               (b) by Parent or by the Company, if the Closing Date shall not have occurred by June 30, 2000, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

               (c) by Parent or by the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

               (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's ownership or operation of any portion of the business of the Company, or (ii) compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

               (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

               (f) by the Company if the Company is not in material breach its obligations under this Agreement and there has been a material breach of any representation. warranty, covenant or agreement of the Parent or Newco contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

               (g) by the Company, if, prior to the Effective Time, a Superior Proposal has been made and the Board of Directors of the Company authorizes the Company to enter into a definitive agreement concerning such transaction; provided, that the Company shall not terminate this Agreement pursuant to this
Section 7.1(g) if Parent makes, within five business day of receiving written notice of such Superior Proposal (specifying the material terms and conditions of such Superior Proposal (and including a copy thereof and all accompanying documentation), identifying the person making such Superior Proposal and stating whether the Company intends to enter into a definitive agreement with such person) an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisor, is at least as favorable to the Company and its stockholders as the Superior Proposal.

     7.2. Effect of Termination.

     In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company or the Shareholders, or their respective officers, directors or shareholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 4.3, 5.4, 5.5 and 5.6 hereof, Article VIII hereof and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VII.

     7.3. Amendment.

     This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed (i) on behalf of Parent, and (ii) on behalf of the Company.

     7.4. Extension; Waiver.

     At any time prior to the Closing, Parent, on the one hand, and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1. Notices.

     All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed received and effectively given (i) upon delivery, if delivered personally or by commercial messenger or courier service, (ii) three days after deposit in the U.S. mail, if delivered by registered or certified mail (postage prepaid, return receipt requested), (iii) one business day after the day of facsimile transmission, if sent by facsimile with confirming copy by U.S. mail (first class, postage prepaid), or (iv) one business day after the business day of deposit with Federal Express or similar carrier for overnight delivery, freight prepaid, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent, to:

                           Coachmen Industries, Inc.
                           2831 Dexter Drive
                           P. O. Box 3300
                           Elkhart, Indiana  46515
                           Attention:  Mr. Jim Jack
                                       Richard M. Lavers, Esq.
                           Telephone No.: (219) 262-0123
                           Facsimile No.: (219) 262-8823

                  with a copy to:

                           Wyatt, Tarrant & Combs
                           250 W. Main Street, Suite 1700
                           Lexington, Kentucky  40507-1746
                           Attention:  Caryn F. Price, Esq.
                            and Judge B. Wilson II, Esq.
                           Telephone No.: (606) 233-2012
                           Facsimile No.: (606) 259-0649

               (b) if to the Company, to:

                           Mod-U-Kraf Homes, Inc.
                           201 Old Franklin Turnpike
                           P. O. Box 573
                           Rocky Mount, Virginia  24151
                           Attention:  Mr. Dale H. Powell
                           Telephone No.:  (540) 483-0291
                           Facsimile No.:  (540) 483-2228

                  with a copy to:

                           Hunton & Williams
                           Riverfront Plaza, East Tower
                           951 East Byrd Street
                           Richmond, Virginia  23219-4074
                           Attention:  Randall S. Parks, Esq.
                           Telephone No.:  (804) 788-7375
                           Facsimile No.:  (804) 788-8218

     8.2. Interpretation.

     The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.3. Counterparts.

     This Agreement may be executed in one or more counterparts, all of which shall be deemed originals, shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.4. Entire Agreement; Assignment.

     This Agreement, the Exhibits hereto, the Disclosure Schedule, together with the Nondisclosure Agreement dated as of December 10, 1999 between Parent and the Company, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person or entity any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent and Newco may assign their respective rights and delegate their respective obligations hereunder to any entity or entities that are wholly-owned by Parent, directly or indirectly.

     8.5. Severability.

     In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.6. Other Remedies.

     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.7. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, as applied to contracts entered into and wholly to be performed within such state by residents thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal district courts located within the Western District of Virginia, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein unless otherwise provided herein, agrees that process may be served upon them in any manner authorized by the laws of the Commonwealth of Virginia for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     8.8. Rules of Construction.

     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.9. Approval of Parent.

     The approval of this Agreement by Parent constitutes the approval of the same and the transactions contemplated herein by Parent as the sole Shareholder of Newco.

         IN WITNESS WHEREOF, Parent, Newco, and the Company have caused this Agreement to be signed, all as of the date first written above.

                           COACHMEN INDUSTRIES, INC.


                            By:  /s/ GENE E. STOUT
                                -----------------------------
                            Title:  Executive Vice President


                            COACHMEN ACQUISITION CORPORATION


                            By:  /s/ GENE E. STOUT
                                ------------------------------
                            Title: Vice President



                            MOD-U-KRAF HOMES, INC.


                            By:  /s/ EDWIN J. CAMPBELL
                                -------------------------------
                            Title: Executive Vice President and
                                   Corporate Secretary

     The directors of Mod-U-Kraf Homes, Inc. execute this Agreement to indicate their approval of the transactions contemplated herein, subject to the terms and conditions of this Agreement, in their capacities as directors.


                            BOARD OF DIRECTORS OF MOD-U-KRAF
                            HOMES, INC.



                            /s/ BOBBIE L. OLIVER
                           -------------------------------------
                            BOBBIE L. OLIVER, DIRECTOR


                            /s/ MARY L. FITTS
                            -------------------------------------
                            MARY L. FITTS, DIRECTOR



                            /s/ DALE H. POWELL
                            -------------------------------------
                            DALE H. POWELL, DIRECTOR


                            /s/ W. CURTIS CARTER
                            -------------------------------------
                            W. CURTIS CARTER, DIRECTOR


                            /s/ EDWIN J. CAMPBELL
                            -------------------------------------
                            EDWIN J. CAMPBELL, DIRECTOR

                                                                      APPENDIX B

                                PLAN OF MERGER

                                      OF

                       COACHMEN ACQUISITION CORPORATION

                                 INTO AND WITH

                            MOD-U-KRAF HOMES, INC.

                  Pursuant to this Plan of Merger ("Plan of Merger"), Coachmen Acquisition Corporation, a corporation organized and existing under the laws of the State of Virginia ("Newco") and a wholly-owned subsidiary of Coachmen Industries, Inc. ("Parent"), shall be merged into and with Mod-U-Kraf Homes, Inc., a corporation organized and existing under the laws of the State of Virginia ("Company").

                                   ARTICLE 1

                       TRANSACTIONS AND TERMS OF MERGER

                  1.1 Merger. Subject to the terms and conditions of this Plan of Merger, at the Effective Time, Newco shall be merged with and into Company in accordance with the provisions of ss. 13.1-716 of the VSCA and with the effect provided in ss. 13.1-721 of the VSCA (the "Merger"). Company shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the laws of the State of Virginia.

                  1.2 Effective Time. The Merger and the other transactions contemplated by this Plan of Merger shall become effective on the date and at the time the Articles of Merger shall become effective with the Virginia State Corporation Commission (the "Effective Time"). The date on which the closing of the Merger occurs is referred to in this Plan of Merger as the "Closing Date."

                  1.3 Articles of Incorporation. The Articles of Incorporation of Newco in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed except that Article I of the Articles of Incorporation shall be amended and restated to read in its entirety as follows:
"The name of the corporation is Mod-U-Kraf, Inc."

                  1.4 Bylaws. The Bylaws of Newco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                  1.5 Directors and Officers. The directors of Newco in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Newco in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 2

                          MANNER OF CONVERTING SHARES

                  2.1  Conversion of Shares. Subject to the provisions of this
Article 2, at the Effective Time, by virtue of the Merger and without any action on the part of Newco or Company or the stockholders of either of the foregoing, the shares of the constituent corporations to the Merger shall be converted as follows:

                  (a) Effect on Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, the Company, Parent or any of the Shareholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 2.4 hereof)) shall be canceled and extinguished, and automatically converted into the right to receive from Parent, upon surrender of the certificate representing such shares of Company Capital Stock in the manner provided in Sections 2.3(c) and 2.3(d) hereof, but subject to conditions set forth below in this Section 2.1 and throughout this Agreement, the Exchange Amount.

                  (b) Capital Stock of Newco At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco or Company, each share of Newco Common Stock, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate evidencing ownership of any such shares of Newco Common Stock shall thereafter evidence ownership of an equivalent number of shares of Common Stock of the Surviving Corporation.

                  (c) Withholding Taxes. Any cash amounts payable to any Shareholder pursuant to Article 2 hereof shall be subject to, and reduced by an amount equal to, the amount of any requisite state, local, federal and foreign withholding taxes.

                  (d) Shareholder Loans. In the event that any Shareholder has outstanding loans from the Company as of the Effective Time, the cash amounts payable to such Shareholder pursuant to Section 2.1 hereof shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Shareholder's loans as of the Effective Time, and such loans shall be deemed paid in full.

                  (e) Definitions. For all purposes of this Plan of Merger, the following terms shall have the following respective meanings:

                           "Company Capital Stock" shall mean (i) shares of
Company Common Stock, and (ii) any other shares of capital stock of Company.

                           "Company Common Stock" shall mean shares of common
stock, $1.00 par value, of Company.

                           "Company Options" shall mean all issued and
outstanding options, warrants or other rights to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any person or entity.

                           "Exchange Amount" shall mean an amount equal to the
quotient obtained by dividing (x) the Total Consideration by (y) the Total Outstanding Shares.

                           "Newco Common Stock" shall mean shares of Common
Stock, no par value, of Newco

                           "Shareholder" or "Shareholders" shall mean each
holder of any Company Capital Stock immediately prior to the Effective Time.

                           "Total Consideration" shall be the sum of NINE
MILLION SEVEN HUNDRED ONE THOUSAND THREE HUNDRED SEVENTY-FIVE U.S. DOLLARS AND SEVENTY-FIVE U.S. CENTS ($9,701,375.75).

                           "Total Outstanding Shares" shall be the aggregate
number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, (including the maximum number of shares of Company Common Stock or other Company Capital Stock issuable on exercise and/or conversion of all outstanding Company Options and other rights convertible into, or exercisable or exchangeable for, shares of Company Common Stock or Company Capital Stock assuming full conversion, exercise or exchange thereof).

                  2.2 Dissenting Shares

                  (a) Notwithstanding any other provisions of this Plan of Merger to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with the VSCA and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for Company Capital Stock set forth in Section 2.1 hereof, but the holder thereof shall only be entitled to such rights as are provided by the VSCA in respect of dissenters' shares .

                  (b) Notwithstanding the provisions of Section 2.1 hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights under the VSCA, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in Section 2.1 hereof, without interest thereon, upon surrender of such holder's certificate representing such shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demand for dissenters' rights received by the Company pursuant to the applicable provisions of the VSCA and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

                  2.3 Surrender of Certificates

                  (a) Exchange Agent. First Union National Bank, Charlotte, North Carolina, or such other agent reasonably acceptable to Parent and the Company, shall serve as the exchange agent (the "Exchange Agent") for the Merger.

                  (b) Parent to Provide Consideration. On the Closing Date, Parent shall make available to the Exchange Agent for exchange in accordance with this Article 2 the consideration issuable pursuant to Section 2.1 hereof in exchange for the outstanding shares of Company Capital Stock being exchanged in the Merger.

                  (c) Exchange Procedures. On or after the Closing Date, the Shareholders will surrender the certificates representing their Company Capital Stock (the "Company Stock Certificates") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions that Parent may reasonably request. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 2.1 hereof, the holder of such Company Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor the amount of cash (without interest) payable in exchange for such Company Stock Certificate pursuant to this Article 2, and the Company Stock Certificate so surrendered shall be canceled. Until so surrendered, each outstanding Company Stock Certificate will be deemed from and for all corporate purposes, to evidence only the right to receive payment (without interest) pursuant to this Article 2. Payment due to each Shareholder pursuant to this
Section 2.3 shall be made as promptly as practicable following the later of (i) receipt by Parent of confirmation of filing of the Plan of Merger and (ii) Parent's receipt of such Shareholder's properly completed letter of transmittal and Company Stock Certificates pursuant to this Section 2.3.

                  (d) No Liability. Notwithstanding anything to the contrary in this Section 2.3, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  2.4 No Further Ownership Rights in Company Capital Stock The consideration paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the

Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

                  2.5 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit in a form satisfactory to Parent, of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 2.1 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Shareholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                  2.6 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Newco and the officers and directors of the Company, Parent and Newco are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3

                                 MISCELLANEOUS

                  3.1 Conditions Precedent. Consummation of the Merger by Company shall be conditioned on the satisfaction of, or waiver of, the conditions precedent to the Merger set forth in Section 6 of the Plan and Agreement of Merger dated as of May 1, 2000 by and among Parent, Newco and the Company (the "Merger Agreement").

                  3.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Section 7 of the Merger Agreement.

                                                                      APPENDIX C



                                                     April 25, 2000



The Board of Directors MOD-U-KRAF HOMES, INC.
P. O. Box 573
Rocky Mount, Virginia  24151

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of MOD-U-KRAF HOMES, INC. (the "Company") of the cash consideration in the merger (the "Merger") of a wholly-owned subsidiary of Coachmen Industries, Inc. ("Coachmen") with and into the Company, pursuant to the Agreement and Plan of Merger in the form presented to the Board of Directors on April 25, 2000 (the "Agreement"). As is more specifically set forth in the Agreement, upon consummation of the Merger (the "Closing Date"), each outstanding share of the common stock of the Company, except for any dissenting shares, will be entitled to receive cash consideration of $11.75 per share.

         Davenport & Company LLC, as part of its investment banking business, is routinely engaged in the valuation of closely held businesses and their securities in connection with mergers and acquisitions, private placements, estate and gift taxes, corporate and various other purposes. In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of the Company and the Merger, including among other things, the following:

          i.        Reviewed the Agreement and the exhibits thereto;

          ii. Reviewed certain historical financial and other information concerning the Company for the five years ended December 31, 1999 and for the quarter ended March 31, 2000;

          iii. Reviewed the historical transactions in, and stock prices of, the common stock of the Company;

          iv. Held discussions with senior management of the Company with respect to its past and current financial performance, financial condition and future prospects;

          v. Analyzed certain publicly available information of other companies that we deemed comparable or otherwise relevant to our inquiry, and compared the Company from a financial point of view with certain of these companies;

          vi. Reviewed the financial terms of certain recent business combinations that we deemed comparable or otherwise relevant to our inquiry; and

         vii. Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion.

         In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company nor did we verify any of the Company's books or records. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement.

          We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and financial position and results of operations of the Company;
(ii) the assets and liabilities of the Company; and (iii) the nature and terms of certain other merger transactions. We also have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Cash Consideration pursuant to the Agreement is fair, from a financial point of view, to the shareholders of the Company.

          This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not address the merits of the underlying decision by the Company to engage in the Merger, and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger.


                                       DAVENPORT & COMPANY LLC


                                       By: /s/ Robert F. Mizell, CFA
                                          -------------------------------
                                       Robert F. Mizell, CFA

                                                                      APPENDIX D


                                   Article 15.
                               Dissenters' Rights.

         ss. 13.1-729. Definitions.

         In this article:

         "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

         "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by ss.ss. 13.1-732 through 13.1-739.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         "Shareholder" means the record shareholder or the beneficial shareholder.

         ss. 13.1-730. Right to dissent.

         A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         1. Consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by ss. 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss. 13.1-719;

         2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

         1. The articles of incorporation of the corporation issuing such shares provide otherwise;

         2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

         a. Cash;

         b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

         c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

         3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined inss.13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

         1. The proposed corporate action is abandoned or rescinded;

         2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

         3. His demand for payment is withdrawn with the written consent of the corporation.

         E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under ss. 501 (c) or ss. 528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private share holder or individual shall be entitled to dissent and obtain payment for his shares under this article.

         ss. 13.1-731. Dissent by nominees and beneficial owners.

         A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

         ss. 13.1-732. Notice of dissenters' rights.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under ss. 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 13.1-734.

         ss. 13.1-733. Notice of intent to demand payment.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

         ss. 13.1-734. Dissenters' notice.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss. 13.1-733.

         B. The dissenters' notice shall:

         1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

         4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

         5. Be accompanied by a copy of this article.

         ss. 13.1-735. Duty to demand payment.

         A. A shareholder sent a dissenters' notice described in ss. 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         ss. 13.1-736. Share restrictions.

         A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         ss. 13.1-737. Payment.

         A. Except as provided in ss. 13.1-738, within thirty days after receipt of a payment demand made pursuant to ss. 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B. The payment shall be accompanied by:

         1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

         3. A statement of the dissenters' right to demand payment underss.13.1-739; and

         4. A copy of this article.

         ss. 13.1-738. After-acquired shares.

         A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 13.1-739.

         ss. 13.1-739. Procedure if shareholder dissatisfied with payment or offer.

         A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss. 13.1-737 or offered under ss. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

         ss. 13.1-740. Court action.

         A. If a demand for payment under ss. 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss. 13.1-738.

       ss. 13.1-741. Court costs and counsel fees.

         A. The court in an appraisal proceeding commenced under ss. 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss. 13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

         1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements ofss.ss.13.1-732 through 13.1-739; or

         2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                             FOLD AND DETACH HERE

                                REVOCABLE PROXY

                            MOD-U-KRAF HOMES, INC.
          REVOCABLE PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE

                             Held on June 21, 2000

                                 -------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Dale H. Powell and Edwin J. Campbell and each of them (with full power to act alone and to designate substitutes) as attorneys and proxies of the undersigned with authority to vote and act with respect to all shares of stock of Mod-U-Kraf Homes, Inc., which the undersigned would be entitled to vote at the special meeting of shareholders to be held on Wednesday, June 21, 2000 at 10:00 a.m., local time, at Ippy's Restaurant in the Erath Room located at 1760 North Main Street, Rocky Mount, Virginia, and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

  (When executed, this proxy will be voted in accordance with your instructions. If you give no instructions, this proxy will be voted FOR the following Proposal).

  The shares represented by this proxy shall be voted as follows:

  To consider and vote on a proposal to approve the Agreement and Plan of Merger dated as of May 1, 2000 among Mod-U-Kraf, Coachmen Industries, Inc. and a subsidiary of Coachmen, and a related Plan of Merger. As a result of the merger, Mod-U-Kraf will become a subsidiary of Coachmen, and each outstanding share of Mod-U-Kraf common stock (excluding shares held by shareholders who perfect their statutory dissenters' rights under Virginia law) will be converted into the right to receive $11.75 in cash.

                   FOR [_]      AGAINST [_]      ABSTAIN [_]

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.
                  (Please date and sign on the reverse side.)

                           ^ FOLD AND DETACH HERE ^
  In addition, Mod-U-Kraf shareholders will be asked to transact any other business that properly comes before the special meeting. Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Mod-U-Kraf at the special meeting of the shareholder's decision to terminate this proxy, then the power of said attorney and proxy shall be deemed terminated and of no further force and effect.
  The undersigned acknowledges receipt from Mod-U-Kraf prior to the execution of this proxy of notice of the meeting and a proxy statement dated May 26, 2000.
                                                Please sign exactly as name
                                              appears below. When shares are
                                              held by joint tenants, both
                                              should sign. When signing as
                                              attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation,
                                              please sign in full corporate
                                              name by president or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

                                              Dated: , 2000

                                              ---------------------------------
                                                             Signature

                                              ---------------------------------
                                                             Signature
                                              (Please mark, sign, date and
                                              return the proxy promptly using
                                              the enclosed envelope)

  This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposition stated. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.